The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to change.

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                                                       FREE WRITING PROSPECTUS
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                                                     MortgageIT Securities Corp.

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                                                          $[1,250,734,000]
                                                            (Approximate)
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                                                       MortgageIT Trust 2007-1
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                                                     MortgageIT Securities Corp.
                                                             (Depositor)
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                                   MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-1
                                                          (Issuing Entity)
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                                                        Deutsche Bank [LOGO]

                                                           May [17], 2007

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The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 1

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MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                             Free Writing Prospectus
                                                                                                          Filed Pursuant to Rule 433
                                                                                              Registration Statement No.: 333-131288

The analysis in this report is based on information provided by MortgageIT Securities Corp. (the "Depositor"). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and
Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and
Exchange Commission's website at www.sec.gov. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities Inc. ("DBSI") toll free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement
(collectively, the "Prospectus"). The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the "Computational Materials") which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the
Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational
Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These
Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational
Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 5% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuing entity nor DBSI will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity)
may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in
United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUING ENTITY OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI
IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

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The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 2

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MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
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                                            FREE WRITING PROSPECTUS DATED: May [17], 2007
                                                     MortgageIT Securities Corp.
                                                 Mortgage Loan Trust, Series 2007-1
                                                   $[1,250,734,000] (Approximate)
                                         Subject to an aggregate permitted variance of +/-5%

                                           All Terms and Conditions are subject to change

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                                                                                        WAL
                                                                                       (yrs)
  Class                                                                                 to
               Approximate               Collateral Type             Assumed Legal    Pricing    Pass-Through Rate      Expected
               Size(1) ($)                                         Final Maturity(2)   Speed                            Ratings
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  1-A-1         $[447,455,000]    ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [3.50]     LIBOR + [ ]%(3)      [AAA/Aaa]
 2-A-1-1         [225,930,000]    ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [3.47]     LIBOR + [ ]%(3)      [AAA/Aaa]
 2-A-1-2         [100,000,000]    ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [3.47]     LIBOR + [ ]%(4)      [AAA/Aaa]
 2-A-1-3          [82,000,000]    ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [2.57]     LIBOR + [ ]%(3)      [AAA/Aaa]
 2-A-1-4          [18,000,000]    ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [7.53]     LIBOR + [ ]%(3)      [AAA/Aaa]
 2-A-1-5          [47,326,000]    ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [3.47]     LIBOR + [ ]%(3)      [AAA/Aaa]
 2-A-1-6         [197,818,000]    ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [3.47]     LIBOR + [ ]%(5)      [AAA/Aaa]
 2-A-1-7          [49,454,000]    ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [3.47]     LIBOR + [ ]%(3)      [AAA/Aaa]
   M-1            [18,951,000]    ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [5.68]     LIBOR + [ ]%(6)      [AA+/Aa1]
   M-2            [16,423,000]    ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [5.68]     LIBOR + [ ]%(6)       [AA/Aa2]
   M-3             [8,844,000]    ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [5.68]     LIBOR + [ ]%(6)      [AA-/Aa3]
   M-4             [6,948,000]    ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [5.68]     LIBOR + [ ]%(6)       [A+/A1]
   M-5             [6,317,000]    ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [5.68]     LIBOR + [ ]%(6)        [A/A2]
   M-6             [6,317,000]    ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [5.68]     LIBOR + [ ]%(6)       [A-/A3]
   M-7             [6,317,000]    ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [5.61]     LIBOR + [ ]%(6)     [BBB+/Baa1]
   M-8             [6,317,000]    ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [5.40]     LIBOR + [ ]%(6)      [BBB/Baa2]
   M-9             [6,317,000]    ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [5.04]     LIBOR + [ ]%(6)     [BBB-/Baa3]
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Total
 Offered       $[1,250,734,000]

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(1) The Structure is preliminary and subject to change. The aggregate variance on the bond sizes is + / - 5%.

(2) The assumed legal final maturity is subject to collateral and rating agency analysis.

(3) The Pass-Through Rates for the Class 1-A-1, Class 2-A-1-1, Class 2-A-1-3, Class 2-A-1-4, Class 2-A-1-5, and Class 2-A-1-7
Certificates will be variable rates equal to the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the Net WAC
Pass-Through Rate. The Class 1-A-1, Class 2-A-1-1, Class 2-A-1-3, Class 2-A-1-4, Class 2-A-1-5 and Class 2-A-1-7 Certificates will have the benefit of the Certificate Swap Agreements as further described below. If the Optional Call is not exercised on the first possible date, the margins will increase to two times the original margins.

(4) The pass-through rate on the Class 2-A-1-2 Certificates will be a floating rate equal to (i) One-month LIBOR plus a specified margin so long as a Class 2-A-1-2 Swap Default has not occurred and is not continuing and (ii) if a Class 2-A-1-2 Swap Default has occurred and is continuing, the lesser of (x) One-month LIBOR plus a specified margin and (ii) the Net WAC Pass-Through Rate. The
Class 2-A-1-2 Certificates will have the benefit of the Class 2-A-1-2 Swap Agreement and the Certificate Swap Agreements, each as further described below. If the Optional Call is not exercised on the first possible date, the specified margin on the Class 2-A-1-2
Certificates will increase to [2.0] times the original margin.

(5) ) The pass-through rate on the Class 2-A-1-6 Certificates will be a floating rate equal to (i) One-month LIBOR plus a specified margin so long as a Class 2-A-1-6 Swap Default has not occurred and is not continuing and (ii) if a Class 2-A-1-6 Swap Default has occurred and is continuing, the lesser of (x) One-month LIBOR plus a specified margin and (ii) the Net WAC Pass-Through Rate. The
Class 2-A-1-6 Certificates will have the benefit of the Class 2-A-1-6 Swap Agreement and the Certificate Swap Agreements, each as further described below. If the Optional Call is not exercised on the first possible date, the specified margin on the Class 2-A-1-6
Certificates will increase to [2.0] times the original margin.

(6) The Pass-Through Rates for the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class
M-9 Certificates will be variable rates equal to the lesser of (i) One-Month LIBOR plus the respective margins and (ii) the Net WAC
Pass-Through Rate. These Certificates will have the benefit of the Certificate Swap Agreements as further described below. If the
Optional Call is not exercised on the first possible date, the margins will increase to 1.5 times the original margins.

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The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 3

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MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

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                                                         Transaction Overview
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Certificates:                       The Class 1-A-1 Certificates (the "Class 1-A Certificates"), the Class 2-A-1-1, Class 2-A-1-2,
                                    Class 2-A-1-3, Class 2-A-1-4, Class 2-A-1-5, Class 2-A-1-6, and Class 2-A-1-7 Certificates (the
                                    "Class 2-A Certificates" and together with the Class 1-A Certificates, the "Class A
                                    Certificates" or the "Senior Certificates") and the Class M-1, Class M-2, Class M-3, Class M-4,
                                    Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (the "Class M
                                    Certificates" or the "Subordinate Certificates"). Additionally, the trust will issue the Class
                                    CE, the Class P and the Class R Certificates.

Offered Certificates:               The Senior Certificates and Subordinate Certificates.

Pricing Speed:                      100% PPC (100% PPC with regard to the fixed rate mortgage loans equals 2% CPR growing to 20% CPR over 10 months. 20% CPR thereafter; 100% PPC with regard to the adjustable rate mortgage loans equals 2% CPR in month 1, an additional 2.090909091% CPR for each month thereafter, building to
                                    25% CPR in month 12 and remaining constant at 25% CPR until month 60, increasing to and remaining constant at 55% CPR from month 61 until month 66 and decreasing and remaining constant at 35% CPR from month 67 and thereafter)

Depositor:                          MortgageIT Securities Corp.

Master Servicer and Securities
Administrator:                      Wells Fargo Bank, N.A.

Servicer:                           Wells Fargo Bank, N.A. ("Wells Fargo"). See Exhibit A to this Free Writing Prospectus for a description of Wells Fargo as a servicer.

Originator:                         MortgageIT, Inc ("MortgageIT"). See Exhibit B to this Free Writing Prospectus for a description of MortgageIT as an originator.

Trustee:                            HSBC Bank USA, National Association

Certificate Swap I Provider:        Deutsche Bank AG, New York Branch.

Certificate Swap II Provider:       Deutsche Bank AG, New York Branch.

Certificate Swap III Provider:      Deutsche Bank AG, New York Branch.

Class 2-A-1-2 Swap Provider:        TBD.

Class 2-A-1-6 Swap Provider:        TBD.

Credit Risk Manager:                Clayton Fixed Income Services Inc.

Cut-off Date:                       May 1, 2007.

Pricing Date:                       Week of May [14], 2007.

Closing Date:                       May 31, 2007.

Legal Structure:                    One or more REMICs and grantor trusts.

Optional Call:                      10% Cleanup Call, exercisable by the Master Servicer.

Distribution Dates:                 25th of each month, or next business day, commencing in June 2007.

Interest Accrual Period:            The interest accrual period with respect to the Offered Certificates and a given Distribution
                                    Date will be the period beginning with the previous Distribution Date (or in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date
                                    (calculated on an actual/360 day basis).

Settlement:                         The price to be paid for the Offered Certificates will not include accrued interest.
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The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 4

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MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

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                                                Transaction Overview
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ERISA:                              The Offered Certificates are expected to be eligible for purchase by or with assets of employee benefit plans subject to Title I of ERISA or section 4975 of the Code, subject to certain conditions. Prior to the termination of the Supplemental Interest Trust which holds the
                                    Certificate Swap Agreements, the offered certificates may not be acquired or held by a person investing assets of any such plan investor, unless such acquisition or holding is eligible for the exemptive relief under an administrative or statutory exemption. Prospective investors should consult legal counsel as to whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the
                                    Internal Revenue Code of 1986, as amended, or other similar laws.

SMMEA:                              After the Prefunding Period (as defined below), the Senior Certificates and the Class M-1, Class
                                    M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as such certificates are rated in one of the two highest rating categories by Moody's or Standard & Poor's or another nationally recognized statistical rating organization. Investors should consult legal counsel in determining the extent to which the Offered Certificates constitute legal investments for them.

Credit Enhancement:                 Credit Enhancement for the Offered Certificates will be provided by excess interest, overcollateralization, and subordination (see "Allocation of Losses" below).

Prefunding Account:                 On the Closing Date, it is estimated that up to $[157,135,175.81] will be deposited into a segregated account referred to as the prefunding account (the "Prefunding Account"). The amount deposited in the Prefunding Account will be used solely to purchase mortgage loans to be included in the trust for a period of up to one month following the Closing Date (the
                                    "Prefunding Period"). If any amounts are left in the Prefunding Account following the Prefunding
                                    Period, such amounts will be distributed on the following distribution date as a principal payment to the holders of the Senior Certificates as described in under "Cashflow Description"
                                    below. The Prefunding Account will not be included as an asset of any REMIC pursuant to the pooling and servicing agreement.

Capitalized Interest Account:       On the Closing Date if required pursuant to the pooling and servicing agreement, the depositor will deposit cash into a segregated account referred to as the capitalized interest account (the
                                    "Capitalized Interest Account"). The amount on deposit in the Capitalized Interest Account will be specifically allocated to cover shortfalls in interest on each class of Offered Certificates that may arise during the Prefunding Period as a result of the prefunding feature of the transaction. Any amounts remaining in the Capitalized Interest Account (including investment earnings) after the Prefunding Period will be paid to the depositor and will not thereafter be available for payment to the certificateholders. Amounts on deposit in the Capitalized Interest
                                    Account will be invested in permitted investments. The Capitalized Interest Account will not be included as an asset of any REMIC pursuant to the pooling and servicing agreement.
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------------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 5

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                Transaction Overview
------------------------------------------------------------------------------------------------------------------------------------

Collateral:                         All of the Mortgage Loans are secured by first liens.

                                    The Mortgage Loans will consist of fixed [31.95]% and adjustable rate One-Year LIBOR [8.24]%,
                                    Six-Month LIBOR [58.56]% and One-Year CMT [1.25]% indexed mortgage loans (in each case, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date) with an expected aggregate principal balance of approximately $[1,263,367,271.09] as of the Cut-off Date. The
                                    Mortgage Loans will be separated into two groups. The Group I Mortgage Loans will represent conforming principal balance fixed-rate and adjustable-rate Mortgage Loans totaling approximately $[483,996,504.78] and the Group II Mortgage Loans will represent conforming and non-conforming principal balance fixed and adjustable-rate Mortgage Loans totaling approximately
                                    $[779,370,766.31]. All of the adjustable rate Mortgage Loans have initial rate adjustments occurring six months after the date of origination ("ARMs") or three, five, seven or ten years after the date of origination ("Hybrid ARMs"). Approximately [75.56]% of the Mortgage Loans (by
                                    aggregate principal balance of the Mortgage Loans as of the Cut-off Date) allow for payments of interest only for a three, five, seven or ten year fixed term set forth in the related mortgage note. After such interest only period, each such Mortgage Loan will fully amortize over its remaining term. The remaining approximately [24.44]% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, fully amortize over their original terms (generally 30 to 40 years).

                                    NOTE: The information related to the Mortgage Loans described herein reflects preliminary information. It is expected that on or prior to the Closing Date, certain loans may be prepaid or otherwise removed from the pool of Mortgage Loans and additional mortgage loans may be added to the pool of Mortgage Loans. The characteristics of the pool of mortgage loans may vary from those reflected herein and the aggregate principal balance of the Mortgage Loans as of the
                                    Closing Date may be greater than or less than the aggregate principal balance of the Mortgage
                                    Loans presented herein by up to 5%. Consequently, the initial principal balance of the Offered
                                    Certificates may vary up to 5% from the amounts shown herein.

Advances:                           The Servicer will collect monthly payments of principal and interest on the Mortgage Loans and will be obligated to make advances of delinquent monthly principal and interest payments. The
                                    Servicer is required to advance delinquent payments of principal and interest on the Mortgage
                                    Loans only to the extent such amounts are deemed recoverable by the Servicer. If the Servicer fails to make any such advance, the Trustee, or a successor servicer appointed by the Trustee will be required to do so subject to its determination of recoverability. The Servicer and the
                                    Trustee (or any successor servicer appointed by the Trustee) are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:              The Servicer will be required each month to cover interest shortfalls as a result of voluntary prepayments on Mortgage Loans generally up to the monthly Servicing Fee payable to the Servicer.
                                    If the Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so for such Distribution Date up to the compensation payable to the
                                    Master Servicer.
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------------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 6

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        Transaction Overview
------------------------------------------------------------------------------------------------------------------------------------

Administration Fee Rate:            The Administration Fee Rate with respect to each Mortgage Loan will be equal to the sum of (i)
                                    the servicing fee rate, (ii) the master servicing fee rate, if any, (iii) the rate at which the fee payable to the Credit Risk Manager is calculated and (iv) the rate at which the premium payable in connection with any lender paid primary mortgage insurance policy is calculated, if applicable.

Administration Fee:                 The Administration Fee with respect to each Mortgage Loan and any Distribution Date, will be equal to the product of one-twelfth of (x) the Administration Fee Rate for such Mortgage Loan multiplied by (y) the principal balance of that Mortgage Loan as of the last day of the immediately preceding due period (or as of the Cut-off Date with respect to the first
                                    Distribution Date), after giving effect to principal prepayments received during the related prepayment period.

Net Mortgage Rate                   The Net Mortgage Rate for each Mortgage Loan will be equal to the mortgage interest rate thereon less the Administration Fee Rate.

Net WAC Pass-Through Rate:          Class 1-A and Class 2-A Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the product of
                                    (i) 12 and (ii) a fraction, expressed as a percentage, the numerator of which is the difference of (a) the amount of interest which accrued on the Mortgage Loans in the related loan group in the prior calendar month plus the amount withdrawn from the Capitalized Interest Account, if any, attributable to the Prefunding Account for the Mortgage Loans in the related loan group minus the fees payable to the Servicer, Master Servicer, if any, and the Credit Risk Manager
                                    with respect to the related Mortgage Loans for such Distribution Date, over (b) the Group I
                                    Allocation Percentage or Group II Allocation Percentage, as applicable, of any Net Swap Payment and Swap Termination Payment made to the Swap Providers for such Distribution Date (which was not caused by a Swap Provider Trigger Event, as defined in the Swap Agreements), and the denominator of which is the aggregate principal balance of the Mortgage Loans in the related loan group as of the last day of the immediately preceding due period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period plus the amount on deposit in the Prefunding
                                    Account for the Mortgage Loans in the related loan group.

                                    Class M Certificates: The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group and the amount on deposit in the Prefunding Account for the related loan group, the certificate principal balance of the related Class A Certificates), of (i) the Net WAC Pass-Through Rate for
                                    the Class 1-A Certificates and (ii) the Net WAC Pass-Through Rate for the Class 2-A
                                    Certificates.

                                    Group I Allocation Percentage: The aggregate principal balance of the Group I Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the
                                    Group II Mortgage Loans.

                                    Group II Allocation Percentage: The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the
                                    Group II Mortgage Loans.
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The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 7

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MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

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                                                         Transaction Overview
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Certificate Swap Agreements:        On the Closing Date, the Trustee on behalf of a trust (the "Supplemental Interest Trust") will enter into three Swap Agreements as described below:

                                    Certificate Swap Agreement I: The Trustee on behalf of the Supplemental Interest Trust will enter into a Swap Agreement with the Certificate Swap I Provider with an initial notional amount of $[1,260,897,099.76]. On any Distribution Date beginning with the Distribution Date in [July
                                    2007], the Securities Administrator acting on behalf of the Supplemental Interest Trust will be obligated to pay the Certificate Swap I Provider an amount equal to the product of (i) [5.21]%
                                    per annum and (ii) the notional amount as set forth in the Certificate Swap Agreement I based upon a 30/360 day count convention and the Supplemental Interest Trust will be entitled to receive an amount equal to the product of (i) one-month LIBOR (determined pursuant to the
                                    Certificate Swap Agreement I) and (ii) the notional amount as set forth in the Certificate Swap
                                    Agreement I from the Certificate Swap I Provider based on an actual/360 day count, until the
                                    Certificate Swap Agreement I is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the "Net Swap I Payment"). See the attached Preliminary
                                    Certificate Swap I Schedule for the preliminary notional amount for each Distribution Date during the term of the Certificate Swap Agreement I.

                                    Certificate Swap Agreement II: The Trustee on behalf of the Supplemental Interest Trust will enter into a Swap Agreement with the Certificate Swap II Provider with an initial notional amount of $[92,415,033.14]. On any Distribution Date beginning with the Distribution Date in
                                    [July 2012], the Securities Administrator acting on behalf of the Supplemental Interest Trust will be obligated to pay the Certificate Swap II Provider an amount equal to the product of (i)
                                    [5.21]% per annum and (ii) the lesser of (a) the notional amount as set forth in the Certificate
                                    Swap Agreement II based upon a 30/360 day count convention and (b) the aggregate principal balance of the group I fixed rate Mortgage Loans on such Distribution Date and the Supplemental
                                    Interest Trust will be entitled to receive an amount equal to the product of (i) one-month LIBOR
                                    (determined pursuant to the Certificate Swap Agreement II) and (ii) the lesser of (a) the notional amount as set forth in the Certificate Swap Agreement II from the Certificate Swap II
                                    Provider based on an actual/360 day count and (b) the aggregate principal balance of the group I fixed rate Mortgage Loans on such Distribution Date, until the Certificate Swap Agreement II is terminated. Only the net amount of the two obligations will be paid by the appropriate party
                                    (the "Net Swap II Payment"). See the attached Preliminary Certificate Swap II Schedule for the preliminary notional amount for each Distribution Date during the term of the Certificate Swap
                                    Agreement II.

                                    Certificate Swap Agreement III: The Trustee on behalf of the Supplemental Interest Trust will enter into a Swap Agreement with the Certificate Swap III Provider with an initial notional amount of $[128,388,937.04]. On any Distribution Date beginning with the Distribution Date in
                                    [July 2012], the Securities Administrator acting on behalf of the Supplemental Interest Trust will be obligated to pay the Certificate Swap III Provider an amount equal to the product of (i)
                                    [5.21]% per annum and (ii) the lesser of (a) the notional amount as set forth in the Certificate
                                    Swap Agreement III based upon a 30/360 day count convention and (b) the aggregate principal balance of the group II fixed rate Mortgage Loans on such Distribution Date and the Supplemental
                                    Interest Trust will be entitled to receive an amount equal to the product of (i) one-month LIBOR
                                    (determined pursuant to the Certificate Swap Agreement III) and (ii) the lesser of (a) the notional amount as set forth in the Certificate Swap Agreement III from the Certificate Swap III
                                    Provider based on an actual/360 day count and (b) the aggregate principal balance of the group
                                    II fixed rate Mortgage Loans on such Distribution Date, until the Certificate Swap Agreement III is terminated. Only the net amount of the two obligations will be paid by the appropriate party
                                    (the "Net Swap III Payment"). See the attached Preliminary Certificate Swap III Schedule for the preliminary notional amount for each Distribution Date during the term of the Certificate Swap
                                    Agreement III.
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------------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 8

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MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                         Transaction Overview
------------------------------------------------------------------------------------------------------------------------------------

Certificate Swap Agreements         Any Net Swap Payments received under the Certificate Swap Agreements will be deposited in an
(Continued):                        account (the "Certificate Swap Account") in the Supplemental Interest Trust, and will be paid as follows:

                                    1.    To pay any Net Swap Payments or any Swap Termination Payments (not caused by a Swap
                                          Provider Trigger Event (as defined in the Certificate Swap Agreements)) owed to the
                                          Certificate Swap Provider.

                                    2.    To pay any unpaid interest on the Senior Certificates including any accrued unpaid interest from a prior Distribution Date, on a pro rata basis, and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the
                                          Subordinate Certificates, sequentially.

                                    3.    To pay the allocated Realized Losses to the Senior Certificates, concurrently, as follows*:

                                          (a)   to the Class 1-A-1 Certificates in an amount up to the unpaid Realized Loss Amount for the Class 1-A-1 Certificates, until reduced to zero; and

                                          (b)   concurrently, to the Class 2-A-1-1, Class 2-A-1-2, Class 2-A-1-3, Class 2-A-1-4,
                                                Class 2-A-1-5, Class 2-A-1-6 and Class 2-A-1-7 Certificates, on a pro rata basis, based on the entitlement of each such class, in an amount up to the unpaid Realized
                                                Loss Amounts for the Class 2-A-1-1, Class 2-A-1-2, Class 2-A-1-3, Class 2-A-1-4,
                                                Class 2-A-1-5, Class 2-A-1-6 and Class 2-A-1-7 Certificates, until reduced to zero.

                                    4.    To pay the allocated Realized Losses to the Subordinate Certificates, on a sequential basis.*

                                    5.    To pay any principal to the Offered Certificates in accordance with the principal payment provisions described in clause (4) under the heading "Cashflow Description" below in an amount necessary to restore or maintain the Required Overcollateralization Amount.*

                                    6.    To pay any unpaid Net WAC Rate Carryover Amounts first, to the Senior Certificates on a pro-rata basis, based on the entitlement of each such class and second, to the Subordinate
                                          Certificates on a sequential basis.

                                    7.    To pay any Swap Termination Payment (caused by a Certificate Swap Provider Trigger Event under the Certificate Swap Agreements) owed to the Certificate Swap Providers.

                                    8.    To pay any remaining amount to the Class CE Certificates.

                                    * Notwithstanding the foregoing, the cumulative amount paid pursuant to clauses 3,4 and 5 shall at no time be permitted to exceed the cumulative amount of realized losses incurred on the
                                    Mortgage Loans from and after the Cut-Off Date.

                                    Upon early termination of any swap agreement for various events of default and termination events specified in the Certificate Swap Agreements, the Supplemental Interest Trust or the
                                    Certificate Swap Providers may be liable to make a termination payment (the "Swap Termination
                                    Payment") to the other party (regardless of which party caused the termination). The Swap
                                    Termination Payment will be computed in accordance with the procedures set forth in the
                                    Certificate Swap Agreement. In the event that the Securities Administrator, on behalf of the
                                    Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

Class 2-A-1-2 Swap Agreement:       On the Closing Date, the Class 2-A-1-2 Certificates will also have the benefit of a separate swap agreement (the "Class 2-A-1-2 Swap Agreement"). The Class 2-A-1-2 Swap Agreement will have an initial notional amount of $[100,000,000]. On any Distribution Date while the Class 2-A-1-2
                                    Certificates remain outstanding, the Securities Administrator acting on behalf of the Grantor
                                    Trust will be obligated to pay to the Class 2-A-1-2 Swap Provider an amount equal to the product of (a) the lesser of (1) One-Month LIBOR (determined pursuant to the Class 2-A-1-2 Swap
                                    Agreement) plus [ ]%, for each Distribution Date which occurs on or prior to the optional termination date or One-Month LIBOR (determined pursuant to the Class 2-A-1-2 Swap Agreement)
                                    plus [ ]%, for each Distribution Date which occurs after the optional termination date, and (2)
                                    the Net WAC Pass-Through Rate (b) a notional amount equal to the lesser of (1) the Certificate
                                    Principal Balance of the Class 2-A-1-2 Certificates immediately prior to the related
                                    Distribution Date and (2) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period and (c) the actual number of days in the related Accrual Period divided by 360, and the Class 2-A-1-2 Swap Provider will be obligated to pay to the Grantor
                                    Trust, for the benefit of the holders of the Class 2-A-1-2 Certificates, an amount equal to the product of
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------------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 9

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                         Transaction Overview
------------------------------------------------------------------------------------------------------------------------------------

Class 2-A-1-2 Swap Agreement:       (x) One-Month LIBOR (determined pursuant to the Class 2-A-1-2 Swap Agreement) plus [ ]%, for
 (Cont)                             each Distribution Date which occurs on or prior to the optional termination date, or One-Month
                                    LIBOR (determined pursuant to the Class 2-A-1-2 Swap Agreement) plus [ ]%, for each Distribution
                                    Date which occurs after the optional termination date and (y) a notional amount equal to the lesser of (i) the Certificate Principal Balance of the Class 2-A-1-2 Certificates immediately prior to the related Distribution Date and (ii) the aggregate principal balance of the Mortgage
                                    Loans as of the last day of the related due period, and (z) the actual number of days in the related Accrual Period divided by 360. Only the net amount of the two obligations will be paid by the appropriate party (the "Class 2-A-1-2 Net Swap Payment"). If, on any Distribution Date, a
                                    Class 2-A-1-2 Net Swap Payment is payable from the Class 2-A-1-2 Swap Provider to the Securities
                                    Administrator on behalf of the Grantor Trust with respect to the Class 2-A-1-2 Swap Agreement, such amount will first be reduced (but not below zero) by any payments of unpaid interest of Net
                                    WAC Carryover Amounts to the Class 2-A-1-2 Certificates. Any Class 2-A-1-2 Net Swap Payment
                                    received from the Class 2-A-1-2 Swap Provider will be deposited in an account (the "Class
                                    2-A-1-2 Swap Account") in the Grantor Trust and will be used to pay any interest shortfall amounts, unpaid interest shortfall amounts, and Net WAC Rate Carryover Amounts on the Class
                                    2-A-1-2 Certificates.

Class 2-A-1-6 Swap Agreement:       On the Closing Date, the Class 2-A-1-6 Certificates will also have the benefit of a separate swap agreement (the "Class 2-A-1-6 Swap Agreement"). The Class 2-A-1-6 Swap Agreement will have an initial notional amount of $[200,000,000]. On any Distribution Date while the Class 2-A-1-6
                                    Certificates remain outstanding, the Securities Administrator acting on behalf of the Grantor
                                    Trust will be obligated to pay to the Class 2-A-1-6 Swap Provider an amount equal to the product of (a) the lesser of (1) One-Month LIBOR (determined pursuant to the Class 2-A-1-6 Swap
                                    Agreement) plus [ ]%, for each Distribution Date which occurs on or prior to the optional termination date or One-Month LIBOR (determined pursuant to the Class 2-A-1-6 Swap Agreement)
                                    plus [ ]%, for each Distribution Date which occurs after the optional termination date, and (2)
                                    the Net WAC Pass-Through Rate (b) a notional amount equal to the lesser of (1) the Certificate
                                    Principal Balance of the Class 2-A-1-6 Certificates immediately prior to the related
                                    Distribution Date and (2) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period and (c) the actual number of days in the related Accrual Period divided by 360, and the Class 2-A-1-6 Swap Provider will be obligated to pay to the Grantor
                                    Trust, for the benefit of the holders of the Class 2-A-1-6 Certificates, an amount equal to the product of (x) One-Month LIBOR (determined pursuant to the Class 2-A-1-6 Swap Agreement) plus [
                                    ]%, for each Distribution Date which occurs on or prior to the optional termination date, or
                                    One-Month LIBOR (determined pursuant to the Class 2-A-1-6 Swap Agreement) plus [ ]%, for each
                                    Distribution Date which occurs after the optional termination date and (y) a notional amount equal to the lesser of (i) the Certificate Principal Balance of the Class 2-A-1-6 Certificates
                                    immediately prior to the related Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period, and (z) the actual number of days in the related Accrual Period divided by 360. Only the net amount of the two obligations will be paid by the appropriate party (the "Class 2-A-1-6 Net Swap Payment").

                                    If, on any Distribution Date, a Class 2-A-1-6 Net Swap Payment is payable from the Class 2-A-1-6
                                    Swap Provider to the Securities Administrator on behalf of the Grantor Trust with respect to the
                                    Class 2-A-1-6 Swap Agreement, such amount will first be reduced (but not below zero) by any payments of unpaid interest of Net WAC Carryover Amounts to the Class 2-A-1-6 Certificates.

                                    Any Class 2-A-1-6 Net Swap Payment received from the Class 2-A-1-6 Swap Provider will be deposited in an account (the "Class 2-A-1-6 Swap Account") in the Grantor Trust and will be used to pay any interest shortfall amounts, unpaid interest shortfall amounts, and Net WAC Rate
                                    Carryover Amounts on the Class 2-A-1-6 Certificates.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 10

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        Transaction Overview
------------------------------------------------------------------------------------------------------------------------------------

Principal Distribution Amount:      The Principal Distribution Amount for any Distribution Date will generally be equal to the sum of (i) all monthly payments of principal due on each Mortgage Loan (other than a Liquidated
                                    Mortgage Loan) on the related due date, (ii) the principal portion of the purchase price of each
                                    Mortgage Loan that was repurchased by the Sponsor, the master servicer or another person pursuant to the pooling and servicing agreement as of such Distribution Date, (iii) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of the Mortgage
                                    Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date, (iv) with respect to each Mortgage Loan that became a
                                    Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that
                                    Mortgage Loan, (v) all partial and full principal prepayments by borrowers on the Mortgage Loans received during the related prepayment period, (vi) any subsequent recoveries relating to
                                    Mortgage Loans received during the calendar month preceding the month of the Distribution (vii)
                                    with respect to the Distribution Date immediately following the termination of the Prefunding
                                    Period, any remaining Prefunded Amount, and (viii) the principal portion of any amounts received in connection with the optional termination of the trust.

Group I Principal                   The Group I Principal Distribution Amount with respect to each Distribution Date is equal to the
Distribution Amount:                product of (i) the Principal Distribution Amount and (ii) a fraction, the numerator of which is the principal remittance amount for Group I for that Distribution Date and the denominator of which is the aggregate principal remittance amount for both loan groups for that Distribution
                                    Date.

Group II Principal                  The Group II Principal Distribution Amount with respect to each Distribution Date is equal to
Distribution Amount:                the product of (i) the Principal Distribution Amount and (ii) a fraction, the numerator of which is the principal remittance amount for Group II for that Distribution Date and the denominator of which is the aggregate principal remittance amount for both loan groups for that Distribution
                                    Date.

Senior Principal                    For any Distribution Date will equal the excess of: (1) the aggregate Certificate Principal
Distribution Amount:                Balance of the Senior Certificates immediately prior to such Distribution Date, over (2) the lesser of (A) the product of (i) [82.90]% on any Distribution Date on or after the Stepdown Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans and any amount on deposit in the Prefunding Account as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period)
                                    and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period) minus the OC Floor. The Senior Principal Distribution
                                    Amount will be distributed to the holders of the Class 1-A Certificates and the Class 2-A
                                    Certificates to the extent of their respective group-based principal distribution amount.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 11

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MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------

Subordinate Principal               For any class of Subordinate Certificates and any Distribution Date, will equal the excess of:
Distribution Amount                 (1) the sum of: (a) the aggregate Certificate Principal Balance of the Senior Certificates
                                    (after taking into account the distribution of the Senior Principal Distribution Amount for such
                                    Distribution Date), (b) the aggregate Certificate Principal Balance of any class(es) of
                                    Subordinate Certificates that are senior to the subject class (in each case, after taking into account the distribution of the applicable Subordinate Principal Distribution Amount(s) for such more senior class(es) of Subordinate Certificates for such Distribution Date), and (c) the
                                    Certificate Principal Balance of such class of Subordinate Certificates immediately prior to the subject Distribution Date, over (2) the lesser of (a) the product of (x) 100% minus the applicable Stepdown Target Subordination Percentage for the subject class of Subordinate
                                    Certificates for that Distribution Date and (y) the aggregate Stated Principal Balance of the
                                    Mortgage Loans and any amount on deposit in the Prefunding Account as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period) and (b) the aggregate Stated Principal Balance of the
                                    Mortgage Loans as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period) minus the OC Floor;
                                    provided, however, that if such class of Subordinate Certificates is the only class of
                                    Subordinate Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its Certificate Principal
                                    Balance is reduced to zero.

Required                            Overcollateralization refers to the amount by which the aggregate principal balance of the
Overcollateralization Amount:       Mortgage Loans and any amount on deposit in the Prefunding Account exceeds the Certificate
                                    Principal Balance of the Offered Certificates. This excess (the "Overcollateralization Amount")
                                    is intended to protect the certificateholders against shortfalls in payments on the Offered
                                    Certificates. The Overcollateralization Amount for the Certificates will be approximately
                                    [1.00]% and is anticipated to build to approximately [2.00]% of the aggregate principal balance of the Mortgage Loans and any amount on deposit in the Prefunding Account as of the Cut-off Date
                                    (the "Required Overcollateralization Amount"). If, due to losses, the Overcollateralization
                                    Amount is reduced below the Required Overcollateralization Amount, excess monthly cashflow, if any is available, will be paid to the Offered Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of such Offered Certificates to the extent necessary to reach the Required Overcollateralization
                                    Amount.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 12

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------

Overcollateralization               Overcollateralization Increase Amount for any Distribution Date is the lesser of (i) the Net
Increase Amount:                    Monthly Excess Cashflow and (ii) the excess of the Required Overcollateralization Amount over the current Overcollateralization Amount.

Stepdown Date:                      The earlier of (i) the first Distribution Date on which the Certificate Principal Balances of the Senior Certificates have been reduced to zero and (ii) the later to occur of (x) the
                                    Distribution Date occurring in June 2010 and (y) the first Distribution Date on which the Credit
                                    Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Senior Certificates and Subordinate Certificates) is equal to or greater than [17.10]%.

OC Floor:                           An amount equal to [0.50]% of the aggregate Stated Principal Balance of the Mortgage Loans as of
                                    the Cut-off Date plus amounts on deposit in the Prefunding Account.

Credit Enhancement                  The Credit Enhancement Percentage for any class of Senior Certificates or Subordinate
Percentage:                         Certificates and any Distribution Date is the percentage obtained by dividing (x) the aggregate
                                    Certificate Principal Balance of the class or classes subordinate thereto and the
                                    Overcollateralization Amount by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, plus amounts on deposit in the Prefunding Account and unscheduled collections of principal received during the related prepayment period and distribution of the Principal Distribution Amount to the holders of the Senior Certificates and
                                    Subordinate Certificates then entitled to distributions of principal on such Distribution Date.

                                                                                                    CE % On/After Stepdown Date (the
                              Two of Three Rating                                                    "Stepdown Target Subordination
          Class                     Agencies               Initial CE %          Target CE %                  Percentage")
          -----               -------------------          ------------          -----------        --------------------------------
         Senior                    [AAA/Aaa]                  [7.55]%              [8.55]%                 2.00 x Target CE %
           M-1                     [AA+/Aa1]                  [6.05]%              [7.05]%                 2.00 x Target CE %
           M-2                      [AA/Aa2]                  [4.75]%              [5.75]%                 2.00 x Target CE %
           M-3                     [AA-/Aa3]                  [4.05]%              [5.05]%                 2.00 x Target CE %
           M-4                      [A+/A1]                   [3.50]%              [4.50]%                 2.00 x Target CE %
           M-5                       [A/A2]                   [3.00]%              [4.00]%                 2.00 x Target CE %
           M-6                      [A-/A3]                   [2.50]%              [3.50]%                 2.00 x Target CE %
           M-7                    [BBB+/Baa1]                 [2.00]%              [3.00]%                 2.00 x Target CE %
           M-8                     [BBB/Baa2]                 [1.50]%              [2.50]%                 2.00 x Target CE %
           M-9                    [BBB-/Baa3]                 [1.00]%              [2.00]%                 2.00 x Target CE %

Trigger Event:                      If either a Delinquency Trigger Event or a Cumulative Loss Trigger Event exists.

Delinquency Trigger                 With respect to a Distribution Date on or after the Stepdown Date, if the Rolling Sixty Day
Event:                              Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of [ ]% and the Credit Enhancement Percentage, then a Delinquency Trigger Event exists.

Cumulative Loss Trigger             With respect to any Distribution Date on or after the Stepdown Date, if the aggregate amount of
Event:                              Realized Losses on the Mortgage Loans from (and including) the Cut-off Date to (and including)
                                    the related due date (reduced by the aggregate amount of subsequent recoveries received from the
                                    Cut-off Date through the prepayment period related to that due date) divided by the aggregate
                                    Scheduled Principal Balance as of the Cut-off Date exceeds the applicable percentage, for such
                                    Distribution Date, of the aggregate Stated Principal Balance of the Mortgage Loans, as set forth below, then a Cumulative Loss Trigger Event will exist:

                                 Distribution Date Occurring in                                    Percentage
                                 ------------------------------                                    ----------
                                      June 2009 to May 2010               [   ]%, plus 1/12th of [   ]% for each month thereafter
                                      June 2010 to May 2011               [   ]%, plus 1/12th of [   ]% for each month thereafter
                                      June 2011 to May 2012               [   ]%, plus 1/12th of [   ]% for each month thereafter
                                      June 2012 to May 2013               [   ]%, plus 1/12th of [   ]% for each month thereafter
                                     June 2013 and thereafter             [   ]%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 13

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------

Cashflow Description:               The payments to the Certificates to be made on each Distribution Date, to the extent of the available funds from the Mortgage Loans will be made according to the following priority:

                                    Available Funds:

                                    1.    Payments to the Supplemental Interest Trust to pay any Net Swap Payments or the Swap
                                          Termination Payments not caused by a Certificate Swap Provider Trigger Event owed to the
                                          Certificate Swap Provider under the Certificate Swap Agreements.

                                    2.    Payments of interest, including accrued and unpaid interest and any unpaid interest shortfalls from prior Distribution Dates to the Class A Certificates, concurrently, on a pro rata basis based on their respective entitlements. Accrued interest on each class of
                                          Class A Certificates shall be calculated at a per annum rate equal to the Pass-Through
                                          Rate for such class multiplied by the Certificate Principal Balance of such class on such
                                          Distribution Date.

                                    3.    Payments of interest, including accrued and unpaid interest and any unpaid interest shortfalls from prior Distribution Dates sequentially to the Class M-1, Class M-2 Class
                                          M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in
                                          that order. Accrued interest on each class of Subordinate Certificates shall be calculated at a per annum rate equal to the Pass-Through Rate for such class multiplied by the
                                          Certificate Principal Balance of such class on such Distribution Date.

                                    4.    (A) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect in an amount up to Principal Distribution Amount in the following order:

                                          i.    First, concurrently, to the Senior Certificates as follows:

                                                b.    In an amount up to the Group I Principal Distribution Amount to the Class
                                                      1-A-1 until its Certificate Principal Balance is reduced to zero;

                                                c.    In an amount up to the Group II Principal Distribution Amount concurrently (1)
                                                      to the Class 2-A-1-6 Certificates and the Class 2-A-1-7 Certificates and (2)
                                                      to the Class 2-A-1-1, Class 2-A-1-2, Class 2-A-1-3, Class 2-A-1-4 and Class
                                                      2-A-1-5 Certificates, on a pro rata basis, based on the aggregate Certificate
                                                      Principal Balance of the classes of Class 2-A Certificates listed in clauses
                                                      (1) and (2) above; provided that:

                                                      (1)   the pro rata allocation to the Class 2-A-1-6 Certificates and Class
                                                            2-A-1-7 Certificates shall be paid to the Class 2-A-1-6 Certificates and
                                                            Class 2-A-1-7 Certificates, concurrently, on a pro rata basis, based on the Certificate Principal Balance of each such class, until the
                                                            Certificate Principal Balance of each such class is reduced to zero;

                                                      (2)   the pro rata allocation to the Class 2-A-1-1, Class 2-A-1-2, Class
                                                            2-A-1-3, Class 2-A-1-4 and Class 2-A-1-5 Certificates will be paid concurrently to such classes of Class 2-A Certificates, on a pro rata basis, based on the Certificate Principal Balance of each such class, as follows:

                                                            (a)   To the Class 2-A-1-5 Certificates until its Certificate Principal
                                                                  Balance is reduced to zero; and

                                                            (b)   To the Class 2-A-1-1 until its Certificate Principal Balance is reduced to zero;

                                                            (c)   To the Class 2-A-1-2 until its Certificate Principal Balance is reduced to zero; and

                                                            (d)   The pro rata allocation payable to the Class 2-A-1-3 and Class
                                                                  2-A-1-4 Certificates will be paid first to the Class 2-A-1-3
                                                                  Certificates until its Certificate Principal Balance is reduced to zero and then to the Class 2-A-1-4 Certificates until its
                                                                  Certificate Principal Balance is reduced to zero
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 14

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------

Cashflow description (cont):        ii.   Second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class
                                          M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero.

                                    (B) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, in an amount up to the Principal Distribution Amount in the following order:

                                          i.    First, concurrently, to the Senior Certificates as follows:

                                          a.    To the Class 1-A-1 Certificates, in an amount up to the Senior Principal
                                                Distribution Amount payable to the Class 1-A Certificates, until its Certificate
                                                Principal Balance is reduced to zero;

                                          b.    In an amount up to the Senior Principal Distribution Amount concurrently (1) to the
                                                Class 2-A-1-6 Certificates and the Class 2-A-1-7 Certificates and (2) to the Class
                                                2-A-1-1, Class 2-A-1-2, Class 2-A-1-3, Class 2-A-1-4 and Class 2-A-1-5 Certificates,
                                                on a pro rata basis, based on the aggregate Certificate Principal Balance of the classes of Class 2-A Certificates listed in clauses (1) and (2) above; provided that:

                                                     (1)   the pro  rata  allocation  to the  Class  2-A-1-6  Certificates  and  Class
                                                           2-A-1-7  Certificates  shall be paid to the Class 2-A-1-6  Certificates and
                                                           Class 2-A-1-7  Certificates,  concurrently,  on a pro rata basis,  based on
                                                           the  Certificate   Principal   Balance  of  each  such  class,   until  the
                                                           Certificate Principal Balance of each such class is reduced to zero;

                                                     (2)   the  pro  rata  allocation  to the  Class  2-A-1-1,  Class  2-A-1-2,  Class
                                                           2-A-1-3,  Class  2-A-1-4  and  Class  2-A-1-5  Certificates  will  be  paid concurrently  to such  classes  of Class  2-A  Certificates,  on a pro rata basis,  based on the Certificate  Principal  Balance of each such class, as follows:

                                                          (a) To the  Class  2-A-1-5  Certificates  until  its  Certificate  Principal
                                                              Balance is reduced to zero; and

                                                          (b) To the Class 2-A-1-1 until its Certificate  Principal Balance is reduced to zero; and

                                                          (c) To the Class 2-A-1-2 until its Certificate  Principal Balance is reduced to zero; and

                                                          (d) The  pro  rata  allocation  to  the  Class  2-A-1-3  and  Class  2-A-1-4
                                                              Certificates will be paid first to the Class 2-A-1-3  Certificates until its  Certificate  Principal  Balance  is reduced to zero and then to the
                                                              Class 2-A-1-4  Certificates  until its Certificate  Principal Balance is reduced to zero

                                          ii.   Second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
                                                Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in an amount up to their respective Subordinate Principal Distribution Amounts, until their respective Certificate Principal Balances are reduced to zero.

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 15

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

                                                     Transaction Overview (Cont.)

Cashflow description (cont):        Any Remaining Available Funds:

                                    1.    To pay the allocated Realized Losses, concurrently, as follows:

                                            (a)  concurrently,  to the Class 1-A-1  Certificates,  in amount up to the  Realized  Loss
                                                 Amount remaining unpaid after taking into account  distributions of amounts available for this purpose under the Certificate Swap Agreements, until reduced to zero; and

                                            (b)  concurrently,  to the Class  2-A-1-1,  Class 2-A-1-2,  Class 2-A-1-3,  Class 2-A-1-4,
                                                 Class  2-A-1-5,  Class  2-A-1-6 and Class 2-A-1-7  Certificates,  in amount up to the
                                                 Realized Loss Amount for each such class  remaining  unpaid after taking into account distributions  of amounts  available  for this  purpose  under the  Certificate  Swap
                                                 Agreements  (and with respect to the Class  2-A-1-2 and Class  2-A-1-6  Certificates,
                                                 after taking into account  distributions of amounts  available for this purpose under the Class 2-A-1-2 Swap Agreement and Class 2-A-1-6 Swap Agreement,  respectively), on a pro rata  basis,  based on the  entitlement  of each such class,  until  reduced to zero.

                                    2.    Sequentially, to the Subordinate Certificates, in an amount up to the allocated Realized
                                          Losses remaining unpaid after taking into account distributions of amounts available for this purpose under the Certificate Swap Agreements.

                                    3.    To the Certificates then entitled to receive distributions in respect of principal in order to reduce the aggregate Certificate Principal Balance of such Certificates to the extent necessary to achieve, restore or maintain the Required Overcollateralization
                                          Amount, in the order of priority described in clause (4) above.

                                    4.    To pay the Net WAC Rate Carryover Amount first, to the Senior Certificates on a pro-rata basis, based on the entitlement of each such class and second, to the Subordinate
                                          Certificates, on a sequential basis, in each case after taking into account distributions of amounts available for this purpose under the Certificate Swap Agreements .

                                    5.    To pay any Swap Termination Payment due to the Certificate Swap Providers under the
                                          Certificate Swap Agreements as a result of a Certificate Swap Provider Trigger Event.

                                    6.    To pay any remaining amount to the Class CE, Class P and Class R Certificates in accordance with the pooling and servicing agreement.

Net WAC Rate Carryover              With respect to any Distribution Date on which the Pass-Through Rate for a class of Offered
Amount:                             Certificates is limited to the Net WAC Pass-Through Rate, the Net WAC Rate Carryover Amount for
                                    such class is an amount equal to the sum of (i) the excess of (x) the amount of interest such class would have been entitled to receive on such Distribution Date if the Net WAC Pass-Through
                                    Rate had not been applicable to such class on such Distribution Date over (y) the amount of interest accrued on such Distribution Date at the Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for any previous Distribution Date not previously distributed, together with interest thereon at a rate equal to the related Pass-Through Rate for such class of certificates for the most recently ended Interest Accrual Period determined without taking into account the Net WAC Pass-Through Rate.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 16

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------

Allocation of Losses:               Realized Losses on the Mortgage Loans will be allocated to the most junior class of Subordinate
                                    Certificates outstanding beginning with the Class M-9 Certificates, until the Certificate
                                    Principal Balance of each class of the Subordinate Certificates has been reduced to zero.

                                    Thereafter, (i) Realized Losses on the Mortgage Loans in group I will be allocated to the Class
                                    1-A-1 Certificates until its Certificate Principal Balance has been reduced to zero and (ii)
                                    Realized Losses on the Mortgage Loans in group II will be allocated to the Class 2-A-1-1, Class
                                    2-A-1-2, Class 2-A-1-3, Class 2-A-1-4, Class 2-A-1-5, Class 2-A-1-6 and Class 2-A-1-7
                                    Certificates, on a pro rata basis; provided however, that any realized losses on the Mortgage
                                    Loans in group II allocable to the Class 2-A-1-1, Class 2-A-1-2, Class 2-A-1-3, and Class
                                    2-A-1-4 Certificates will be allocated first to the Class 2-A-1-5 Certificates, until its
                                    Certificate Principal Balance has been reduced to zero and then to the Class 2-A-1-1, Class
                                    2-A-1-2, Class 2-A-1-3, and Class 2-A-1-4 Certificates, on a pro rata basis until their respective Certificate Principal Balances have been reduced to zero and that any realized losses on the Mortgage Loans in group II allocable to the Class 2-A-1-6 Certificates will be allocated first to the Class 2-A-1-7 Certificates, until its Certificate Principal Balance has been reduced to zero and then to the Class 2-A-1-6 Certificates until its Certificate Principal
                                    Balance has been reduced to zero.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 17

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

                                         Preliminary Certificate Swap Agreement I Schedule*

------------------------------------------------------------------------------------------------------------------------------------
       Distribution Date              Notional Schedule ($)             Distribution Date             Notional Schedule ($)
------------------------------------------------------------------------------------------------------------------------------------
           7/25/2007                     1,260,897,099.76                   11/25/2010                    574,513,524.86
           8/25/2007                     1,256,208,872.59                   12/25/2010                    561,982,075.11
           9/25/2007                     1,249,279,513.48                   1/25/2011                     549,725,641.11
          10/25/2007                     1,240,096,722.89                   2/25/2011                     537,738,135.91
          11/25/2007                     1,228,659,557.14                   3/25/2011                     526,013,608.52
          12/25/2007                     1,214,978,505.45                   4/25/2011                     514,546,358.57
           1/25/2008                     1,199,076,163.90                   5/25/2011                     503,330,574.93
           2/25/2008                     1,180,987,277.55                   6/25/2011                     492,360,749.98
           3/25/2008                     1,160,758,965.67                   7/25/2011                     481,631,505.54
           4/25/2008                     1,138,450,734.62                   8/25/2011                     471,137,406.60
           5/25/2008                     1,115,055,421.02                   9/25/2011                     460,873,256.47
           6/25/2008                     1,090,621,959.34                   10/25/2011                    450,833,974.41
           7/25/2008                     1,066,727,909.14                   11/25/2011                    441,014,592.95
           8/25/2008                     1,043,361,234.42                   12/25/2011                    431,410,255.42
           9/25/2008                     1,020,510,191.36                   1/25/2012                     422,016,213.39
          10/25/2008                      998,163,300.05                    2/25/2012                     412,827,824.26
          11/25/2008                      976,309,401.17                    3/25/2012                     403,840,507.08
          12/25/2008                      954,937,459.39                    4/25/2012                     395,050,125.48
           1/25/2009                      934,036,767.12                    5/25/2012                     386,454,218.51
           2/25/2009                      913,596,825.20                    6/25/2012                     378,039,208.62
           3/25/2009                      893,607,386.36                    7/25/2012                          0.00
           4/25/2009                      874,058,433.37
           5/25/2009                      854,940,220.67
           6/25/2009                      836,243,126.57
           7/25/2009                      817,957,804.99
           8/25/2009                      800,075,095.48
           9/25/2009                      782,586,055.12
          10/25/2009                      765,481,941.48
          11/25/2009                      748,754,243.27
          12/25/2009                      732,394,568.81
           1/25/2010                      716,394,759.31
           2/25/2010                      700,746,820.69
           3/25/2010                      685,442,947.01
           4/25/2010                      670,475,012.12
           5/25/2010                      655,836,097.51
           6/25/2010                      641,518,974.03
           7/25/2010                      627,516,157.89
           8/25/2010                      613,820,944.46
           9/25/2010                      600,426,518.32
          10/25/2010                      587,326,216.46
------------------------------------------------------------------------------------------------------------------------------------
*Subject to change based on information to be received prior to the Closing Date.

------------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 18

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

                                        Preliminary Certificate Swap Agreement II Schedule*

------------------------------------------------------------------------------------------------------------------------------------
 Distribution Date    Notional Schedule ($)  Distribution Date  Notional Schedule ($)   Distribution Date   Notional Schedule ($)
------------------------------------------------------------------------------------------------------------------------------------
     7/25/2007                0.00               6/25/2011               0.00               5/25/2015           56,371,290.34
     8/25/2007                0.00               7/25/2011               0.00               6/25/2015           55,550,783.11
     9/25/2007                0.00               8/25/2011               0.00               7/25/2015           54,741,795.67
     10/25/2007               0.00               9/25/2011               0.00               8/25/2015           53,944,169.31
     11/25/2007               0.00               10/25/2011              0.00               9/25/2015           53,157,747.49
     12/25/2007               0.00               11/25/2011              0.00               10/25/2015          52,382,375.81
     1/25/2008                0.00               12/25/2011              0.00               11/25/2015          51,617,901.95
     2/25/2008                0.00               1/25/2012               0.00               12/25/2015          50,864,175.70
     3/25/2008                0.00               2/25/2012               0.00               1/25/2016           50,121,048.87
     4/25/2008                0.00               3/25/2012               0.00               2/25/2016           49,388,375.31
     5/25/2008                0.00               4/25/2012               0.00               3/25/2016           48,666,010.86
     6/25/2008                0.00               5/25/2012               0.00               4/25/2016           47,953,813.32
     7/25/2008                0.00               6/25/2012               0.00               5/25/2016           47,251,642.43
     8/25/2008                0.00               7/25/2012          92,415,033.14           6/25/2016           46,559,359.87
     9/25/2008                0.00               8/25/2012          91,090,815.46           7/25/2016           45,876,829.16
     10/25/2008               0.00               9/25/2012          89,785,039.81           8/25/2016           45,203,915.73
     11/25/2008               0.00               10/25/2012         88,497,453.22           9/25/2016           44,540,486.81
     12/25/2008               0.00               11/25/2012         87,227,806.17           10/25/2016          43,886,411.47
     1/25/2009                0.00               12/25/2012         85,975,852.53           11/25/2016          43,241,560.55
     2/25/2009                0.00               1/25/2013          84,741,349.52           12/25/2016          42,605,806.65
     3/25/2009                0.00               2/25/2013          83,524,057.66           1/25/2017           41,978,794.64
     4/25/2009                0.00               3/25/2013          82,323,740.74           2/25/2017           41,360,634.83
     5/25/2009                0.00               4/25/2013          81,140,165.76           3/25/2017           40,751,204.89
     6/25/2009                0.00               5/25/2013          79,973,102.88           4/25/2017           40,150,323.75
     7/25/2009                0.00               6/25/2013          78,822,325.39           5/25/2017           39,556,946.29
     8/25/2009                0.00               7/25/2013          77,687,609.67           6/25/2017           38,951,832.62
     9/25/2009                0.00               8/25/2013          76,568,735.15           7/25/2017                0.00
     10/25/2009               0.00               9/25/2013          75,465,484.26
     11/25/2009               0.00               10/25/2013         74,377,642.37
     12/25/2009               0.00               11/25/2013         73,304,997.80
     1/25/2010                0.00               12/25/2013         72,247,341.74
     2/25/2010                0.00               1/25/2014          71,204,468.22
     3/25/2010                0.00               2/25/2014          70,176,174.08
     4/25/2010                0.00               3/25/2014          69,162,258.93
     5/25/2010                0.00               4/25/2014          68,162,525.09
     6/25/2010                0.00               5/25/2014          67,176,777.58
     7/25/2010                0.00               6/25/2014          66,204,824.11
     8/25/2010                0.00               7/25/2014          65,246,474.95
     9/25/2010                0.00               8/25/2014          64,301,542.99
     10/25/2010               0.00               9/25/2014          63,369,843.68
     11/25/2010               0.00              10/25/2014          62,451,194.95
     12/25/2010               0.00              11/25/2014          61,545,417.23
     1/25/2011                0.00              12/25/2014          60,652,333.41
     2/25/2011                0.00               1/25/2015          59,771,768.75
     3/25/2011                0.00               2/25/2015          58,903,550.95
     4/25/2011                0.00               3/25/2015          58,047,510.01
     5/25/2011                0.00               4/25/2015          57,203,478.26
-----------------------------------------------------------------------------------------------------------------------------------
*Subject to change based on information to be received prior to the Closing Date.

------------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 19

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

                                        Preliminary Certificate Swap Agreement III Schedule*

------------------------------------------------------------------------------------------------------------------------------------
 Distribution Date    Notional Schedule ($)  Distribution Date  Notional Schedule ($)   Distribution Date   Notional Schedule ($)
------------------------------------------------------------------------------------------------------------------------------------
     7/25/2007                0.00               6/25/2011               0.00               5/25/2015           78,480,349.78
     8/25/2007                0.00               7/25/2011               0.00               6/25/2015           77,343,785.72
     9/25/2007                0.00               8/25/2011               0.00               7/25/2015           76,223,152.66
     10/25/2007               0.00               9/25/2011               0.00               8/25/2015           75,118,231.18
     11/25/2007               0.00               10/25/2011              0.00               9/25/2015           74,028,804.88
     12/25/2007               0.00               11/25/2011              0.00               10/25/2015          72,954,660.29
     1/25/2008                0.00               12/25/2011              0.00               11/25/2015          71,895,586.86
     2/25/2008                0.00               1/25/2012               0.00               12/25/2015          70,851,376.90
     3/25/2008                0.00               2/25/2012               0.00               1/25/2016           69,821,825.59
     4/25/2008                0.00               3/25/2012               0.00               2/25/2016           68,806,730.86
     5/25/2008                0.00               4/25/2012               0.00               3/25/2016           67,805,893.41
     6/25/2008                0.00               5/25/2012               0.00               4/25/2016           66,819,116.69
     7/25/2008                0.00               6/25/2012               0.00               5/25/2016           65,846,206.78
     8/25/2008                0.00               7/25/2012          128,388,937.04          6/25/2016           64,886,972.44
     9/25/2008                0.00               8/25/2012          126,555,828.66          7/25/2016           63,941,225.05
     10/25/2008               0.00               9/25/2012          124,748,221.30          8/25/2016           63,008,778.52
     11/25/2008               0.00               10/25/2012         122,965,765.23          9/25/2016           62,089,449.35
     12/25/2008               0.00               11/25/2012         121,208,115.46          10/25/2016          61,183,056.52
     1/25/2009                0.00               12/25/2012         119,474,931.72          11/25/2016          60,289,421.48
     2/25/2009                0.00               1/25/2013          117,765,878.36          12/25/2016          59,408,368.11
     3/25/2009                0.00               2/25/2013          116,080,624.28          1/25/2017           58,539,722.73
     4/25/2009                0.00               3/25/2013          114,418,842.91          2/25/2017           57,683,314.00
     5/25/2009                0.00               4/25/2013          112,780,212.11          3/25/2017           56,838,972.92
     6/25/2009                0.00               5/25/2013          111,164,414.13          4/25/2017           56,006,343.23
     7/25/2009                0.00               6/25/2013          109,571,135.54          5/25/2017           55,184,686.33
     8/25/2009                0.00               7/25/2013          108,000,067.18          6/25/2017           54,338,882.57
     9/25/2009                0.00               8/25/2013          106,450,904.11          7/25/2017                0.00
     10/25/2009               0.00               9/25/2013          104,923,345.51
     11/25/2009               0.00               10/25/2013         103,417,094.69
     12/25/2009               0.00               11/25/2013         101,931,858.97
     1/25/2010                0.00               12/25/2013         100,467,349.68
     2/25/2010                0.00               1/25/2014          99,023,282.06
     3/25/2010                0.00               2/25/2014          97,599,375.25
     4/25/2010                0.00               3/25/2014          96,195,352.20
     5/25/2010                0.00               4/25/2014          94,810,939.62
     6/25/2010                0.00               5/25/2014          93,445,867.97
     7/25/2010                0.00               6/25/2014          92,099,871.38
     8/25/2010                0.00               7/25/2014          90,772,687.58
     9/25/2010                0.00               8/25/2014          89,464,057.88
     10/25/2010               0.00               9/25/2014          88,173,727.13
     11/25/2010               0.00              10/25/2014         86,901,443.64
     12/25/2010               0.00              11/25/2014         85,646,959.16
     1/25/2011                0.00              12/25/2014         84,410,028.82
     2/25/2011                0.00               1/25/2015         83,190,411.08
     3/25/2011                0.00               2/25/2015         81,987,867.70
     4/25/2011                0.00               3/25/2015         80,802,163.69
     5/25/2011                0.00               4/25/2015         79,633,067.26
-----------------------------------------------------------------------------------------------------------------------------------
*Subject to change based on information to be received prior to the Closing Date.

------------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 20

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

                                              FOR ADDITIONAL INFORMATION PLEASE CALL:

                         ----------------------------------------------------------------------
                                              Deutsche Bank Securities
                         ----------------------------------------------------------------------

                             MBS Trading
                             -----------
                             Adam Yarnold                                   212-250-2669
                             Florian Halili                                 212-250-0877

                             MBS Banking
                             -----------
                             Susan Valenti                                  212-250-3455
                             Kathie Peng                                    212-250-7259

                             MBS Analytics
                             -------------
                             Alex Lee                                       212-250-7826
                             Fan Huang                                      212-250-5470
                             Unjoo Choi                                     212-250-5325
                         ----------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 21

EXHIBIT A

SERVICERS’ DISCLOSURE

Although Wells Fargo Bank, N.A. has agreed to service and administer the Mortgage Loans pursuant to the terms and conditions of the pooling and servicing agreement, the primary servicing obligations with respect to the Mortgage Loans is currently being performed by GMAC Mortgage, LLC and will not be transferred to Wells Fargo Bank, N.A. until on or about July 1, 2007 (the “Servicing Transfer Date”). The information provided below under “GMAC Mortgage, LLC” and “Wells Fargo Bank, N.A.” has been provided because GMAC Mortgage, LLC is servicing all of the Mortgage Loans until the Servicing Transfer Date and Wells Fargo Bank, N.A. will be servicing all of the Mortgage Loans from and after the Servicing Transfer Date.

GMAC Mortgage, LLC

General

GMAC Mortgage, LLC is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly owned subsidiary of Residential Capital, LLC ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC ("GMAC").

GMAC Mortgage, LLC and its predecessor entity began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage, LLC.

GMAC Mortgage, LLC maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage, LLC.

Servicing Activities

GMAC Mortgage, LLC generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

As of September 30, 2006, GMAC Mortgage, LLC acted as primary servicer and owned the corresponding servicing rights on approximately 2,206,270 of residential mortgage loans having an aggregate unpaid principal balance of approximately $272 billion, and GMAC Mortgage, LLC acted as subservicer (and did not own the corresponding servicing rights) on approximately 312,568 loans having an aggregate unpaid principal balance of over $52.4 billion.

The following tables set forth the mortgage loans serviced by GMAC Mortgage, LLC or its predecessor entity for the periods indicated, and the annual average number of such loans for the same period. GMAC Mortgage, LLC or its predecessor entity was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage, LLC or its predecessor entity was the servicer of a residential mortgage loan portfolio of approximately $200.4 billion, $32.7 billion, $18.9 billion and $20.6 billion during the nine months ended September 30, 2006 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
($ IN MILLIONS)

	For the Nine Months Ended September 30,	For the Year Ended December 31,
	2006	2005	2004	2003	2002
Prime conforming mortgage loans
No. of Loans	1,443,554	1,392,870	1,323,249	1,308,284	1,418,843
Dollar Amount of Loans	$200,412	$186,364	$165,521	$153,601	$150,421
Percentage Change from Prior Year	7.54%	12.59%	7.76%	2.11%	N/A
Prime non-conforming mortgage loans
No. of Loans	69,019	69,488	53,119	34,041	36,225
Dollar Amount of Loans	$32,662	$32,385	$23,604	$13,937	$12,543
Percentage Change from Prior Year	0.86%	37.20%	69.36%	11.12%	N/A
Government mortgage loans
No. of Loans	183,058	181,679	191,844	191,023	230,085
Dollar Amount of Loans	$18,866	$18,098	$18,328	$17,594	$21,174
Percentage Change from Prior Year	4.24%	(1.25)%	4.17%	(16.91)%	N/A
Second-lien mortgage loans
No. of Loans	510,639	392,261	350,334	282,128	261,416
Dollar Amount of Loans	$20,555	$13,034	$10,374	$7,023	$6,666
Percentage Change from Prior Year	57.70%	25.64%	47.71%	5.36%	N/A
Total mortgage loans serviced
No. of Loans	2,206,270	2,036,298	1,918,546	1,815,476	1,946,569
Dollar Amount of Loans	$272,495	$249,881	$217,827	$192,155	$190,804
Percentage Change from Prior Year	9.05%	14.72%	13.36%	0.71%	N/A

Billing and Payment Procedures

As servicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage, LLC sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand electronic payments made over the internet or via phone.

Wells Fargo Bank, N.A.

Servicing Experience and Procedures of Wells Fargo Bank

Servicing Experience

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

Wells Fargo Bank’s servicing portfolio of residential mortgage loans (which includes Alt-A Prime Fixed Rate Loans, Alt-A Prime Adjustable Rate Loan, Alt-A Minus Fixed Rate Loans and Alt-A Minus Adjustable Rate Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.37 trillion as of the end of 2006.

Wells Fargo Bank currently services Alt-A Prime Mortgage Loans in the same manner as it services mortgage loans originated pursuant to its “prime” underwriting guidelines. The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of first lien, non-subprime, residential mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks, mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer):

As of December 31, 2004(1)		As of December 31, 2005(1)		As of December 31, 2006(2)
No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans
498,174	$166,028,382,042	634,103	$229,014,862,911	646,723	$258,646,782,192

___________________________________
(1) Includes mortgage loans originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A minus” mortgage loans.
(2) Excludes mortgage loans originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A minus” mortgage loans.

Wells Fargo Bank currently services Alt-A Minus Mortgage Loans in the same manner as it services first lien mortgage loans originated pursuant to its “subprime” underwriting guidelines (such mortgage loans, “Subprime First Lien Loans”) and second lien mortgage loans originated pursuant to its “subprime” underwriting guidelines (such mortgage loans, “Subprime Second Lien Loans”). The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of Subprime First Lien Loans, Subprime Second Lien Loans and Alt-A Minus Loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks, mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer):

	As of December 31, 2004		As of December 31, 2005		As of December 31, 2006
Asset Type	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
Subprime First Lien Loans	134,893	$19,592,490,280	173,411	$26,214,367,714	190,395	$29,252,542,517
Subprime Second Lien Loans	*	*	9,116	353,218,934	18,483	711,917,795
Alt-A Minus Loans**	—	—	—	—	62,351	11,088,435,185

_____________________
*	Wells Fargo Bank did not have a material servicing portfolio of Subprime Second Lien Loans as of the dates indicated.
**	Prior to 2006, Wells Fargo Bank included Alt-A Minus Loans in its servicing portfolio of non-subprime mortgage loans as described in the preceding table.

Servicing Procedures

Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit (“VRU”) to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

Wells Fargo Bank, in its capacity as servicer, has delivered its 2006 assessment of compliance under Item 1122 of Regulation AB. In its assessment, Wells Fargo Bank reported that it had complied, in all material respects, with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB as of and for the year ended December 31, 2006 with respect to the primary servicing of residential mortgage loans by its Wells Fargo Home Mortgage Division, except for the following:

(i)
For certain loans originated by third parties and sub-serviced by Wells Fargo Bank or for which servicing rights were acquired on a bulk-acquisition basis, Wells Fargo Bank determined it provided incomplete data to some third parties who use such data to calculate delinquency ratios and determine the status of loans with respect to bankruptcy, foreclosure or real estate owned.  The incomplete reporting only affected securitizations that included delinquent loans.  Instead of the actual due date being provided for use in calculating delinquencies, the date of the first payment due to the security was provided.  Wells Fargo Bank subsequently included additional data in the monthly remittance reports, providing the actual borrower due date and unpaid principal balance, together with instructions to use these new fields if such monthly remittance reports are used to calculate delinquency ratios.

(ii)
Wells Fargo Bank determined that, as required by certain servicing agreements, it did not provide mortgage loan purchasers with prior notifications of intent to foreclose.  While mortgage loan purchasers received monthly delinquency status reports that listed loans in foreclosure, such reports were received after such loans had been referred to an attorney.  A new process is being implemented to send such notifications if contractually required, unless an mortgage loan purchaser opts out in writing.

EXHIBIT B

ORIGINATORS’ DISCLOSURE

MortgageIT, Inc.

MortgageIT, Inc. (“MortgageIT”) is a New York corporation with an executive and administrative office located at 33 Maiden Lane, New York, New York 10038.  MortgageIT is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States.  MortgageIT originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans.

MortgageIT and its predecessors have been in the residential mortgage banking business since 1988, and have originated Alt-A mortgage loans since that time. For the year ended December 31, 2006, MortgageIT had an origination portfolio of approximately $29.5 billion, all of which was secured by one- to four-family residential real properties and individual condominium units.

On January 3, 2007, an affiliate of DB Structured Products, Inc., the sponsor, announced the completion of its acquisition of MortgageIT Holdings, Inc. (“MortgageIT Holdings”), MortgageIT’s former parent company. Wells Fargo Bank, N.A., which is the master servicer and securities administrator and, potentially, a custodian, is also the master servicer for issuances of asset-backed securities for which MortgageIT Holdings was the sponsor. GMAC Mortgage, LLC, which is a servicer, serves as the interim servicer for all of the mortgage loans that MortgageIT funds.

The following table describes the size, composition and growth of MortgageIT’s mortgage loan production for Alt-A adjustable-rate mortgage loans over the past three years.

	December 31, 2004		December 31, 2005		December 31, 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARMs	10,318	$2,893,893,784	18,154	$5,076,582,539	9,086	$2,723,899,272

MortgageIT Underwriting Guidelines

MortgageIT offers a wide variety of mortgage loan products pursuant to various mortgage loan origination programs. The following generally describes MortgageIT’s underwriting guidelines with respect to mortgage loans originated pursuant to its “prime” underwriting standards for mortgage loans with non-conforming balances and its “Alt-A” underwriting guidelines for mortgage loans with conforming and non-conforming balances.

MortgageIT’s underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. Because each loan is different, MortgageIT expects and encourages underwriters to use professional judgment based on their experience in making a lending decision. MortgageIT underwrites a borrower’s creditworthiness based solely on information that MortgageIT believes is indicative of the applicant’s willingness and ability to pay the debt they would be incurring.

Every MortgageIT mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Loans in excess of one million dollars require (i) two full appraisals or (ii) one full appraisal and a field review, ordered by a MortgageIT-approved national appraiser, including photographs of the interior and the exterior of the subject property. Each appraisal contains an opinion of value that represents the appraiser’s professional conclusion based on market data of sales of comparable properties, a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser’s judgment. In addition, a MortgageIT underwriter or a mortgage insurance company contract underwriter reviews each appraisal for accuracy and consistency.

The appraiser’s value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property this ratio is based on the lower of the sales price of the property and the appraised value. MortgageIT sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, MortgageIT requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction or loans on second homes. A lower loan-to-value ratio requires a borrower to have more equity in the property, which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all conventional loans in which the loan-to-value ratio exceeds 80%, MortgageIT requires that a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac insure the loan. Higher loan-to-value ratios require higher coverage levels.

The mortgage loans have been originated under “full/alternative”, “stated income/verified assets”, “stated income/stated assets”, “no documentation” or “no ratio” programs. The “full/alternative” documentation programs generally verify income and assets in accordance with Fannie Mae/Freddie Mac underwriting requirements. The stated income/verified assets, stated income/stated assets, no documentation or no ratio programs generally require less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, under both “full/alternative” documentation programs, at least one month of income documentation is provided. This documentation is also required to include year-to-date income or prior year income in case the former is not sufficient to establish consistent income. Generally, under a “stated income/verified assets” program, no verification of a mortgagor’s income is undertaken by the origination; however, verification of the mortgagor’s assets is obtained. Under a “stated income/stated assets” program, the originator undertakes no verification of either a mortgagor’s income or a mortgagor’s assets, although both income and assets are stated on the loan application and subject to reasonable underwriting approval. Generally, under a “no documentation” program, the mortgagor is not required to state his or her income or assets and therefore, the originator undertakes no verification of such mortgagor’s income or assets. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. Generally, under a “no ratio” program, the mortgagor is not required to disclose their income although the nature of employment is disclosed. Additionally, on a “no ratio” program assets are verified. MortgageIT generally conducts a verbal verification of employment prior to closing.

MortgageIT obtains a credit report that summarizes each borrower’s credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant’s credit report. A borrower’s credit score represents a comprehensive view of the borrower’s credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower’s incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower’s existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by MortgageIT loan guidelines for non-conforming loans is 620 and the average is typically over 700. For MortgageIT Alt-A products, the minimum credit score is generally 650.

In addition to reviewing the borrower’s credit history and credit score, MortgageIT underwriters closely review the borrower’s housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over 30 days after the due date for the most recent 24 months. In general, for Alt-A loans the borrower may have no more than one payment that was made over 30 days after the due date for the most recent 24 months.

The Alt-A loans are generally documented to the requirements of Fannie Mae and Freddie Mac in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac requires. For these Alt-A products, the borrower may not be required to verify employment income, assets required to close or both. For some other Alt-A products, the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

Generally, in order to determine if a borrower qualifies for an Alt-A loan, MortgageIT underwriting staff or contract underwriters provided by certain mortgage insurance companies manually underwrite and approve such loans; under certain limited circumstances, if other application safeguards are in place, a borrower’s qualification for an Alt-A loan is determined utilizing automated underwriting systems. For manually underwritten loans, the underwriter must ensure that the borrower’s income will support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense the underwriter must evaluate the borrower’s ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower’s monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower’s ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

MortgageIT realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages “common sense” underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, exceptions to these underwriting guidelines are considered, so long as the borrower has other reasonable compensating factors, on a case-by-case basis.

Free Writing Prospectus Supplement
Filed Pursuant to Rule 433
Registration Statement No.: 333-131288
(Dated May 17, 2007)

MortgageIT Securities Corp. Mortgage Loan Trust
Mortgage Pass-Through Certificates
(Issuable in Series)

DB Structured Products, Inc.
Sponsor

MortgageIT Securities Corp.
Depositor

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Consider carefully the risk factors beginning on page S-10 of this free writing prospectus supplement.

The certificates represent obligations of the trust fund only and do not represent an interest in or obligation of the sponsor, the depositor, their affiliates or any other entity.

This free writing prospectus supplement must be read in conjunction with the attached prospectus.

The Trusts

Each MortgageIT Securities Corp. Mortgage Loan Trust will be established to hold assets transferred to it by MortgageIT Securities Corp. The assets in each trust fund will be specified in the prospectus supplement for the particular issuing entity and will generally consist of first-lien or junior-lien, fixed- or adjustable-rate mortgage loans secured by one- to four-family residential properties. The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from one or more mortgage loan sellers. The mortgage loans will be master serviced by Wells Fargo Bank, N.A.

The Certificates

Deutsche Bank Securities Inc. will sell the certificates pursuant to a prospectus supplement. The certificates will be grouped into one or more series, each having its own designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments secured by the assets of the related trust fund. A prospectus supplement for a series will specify all of the terms of the series and each of the classes in the series.

The depositor has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus supplement relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.

Although a registration statement (including the prospectus) relating to the securities discussed in this free writing prospectus supplement has been filed with the SEC and is effective, the final prospectus supplement relating to the securities discussed in this free writing prospectus supplement has not been filed with the SEC. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive information on any matter discussed in this free writing prospectus supplement.

Deutsche Bank Securities
Underwriter

For use with the prospectus dated May 17, 2007

This free writing prospectus supplement is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.
This free writing prospectus supplement is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus supplement and the related free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus supplement, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus supplement and any information contained in any prior similar free writing prospectus supplement relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.
This free writing prospectus supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus supplement and the related free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriter’s obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in the related free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear in this free writing prospectus supplement or on any electronic communication to which this free writing prospectus supplement is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

This free writing prospectus relates to Registration Statement No. 333-131288.

-ii-

Table of Contents
Free Writing Prospectus Supplement

Summary	-4
Risk Factors	-10
The Originators	-22
Issuing Entity	-22
The Depositor	-22
The Sponsor	-22
Static Pool Information	-23
The Servicers	-23
Servicing of the Mortgage Loans	-23
The Securities Administrator, the Master Servicer and the Custodians	-26
The Trustee	-30
The Credit Risk Manager	-31
Pooling and Servicing Agreement	-32
Prepayment and Yield Considerations	-35
Material Federal Income Tax Consequences	-38
Legal Investment Aspects	-38
ERISA Considerations	-41
EXHIBIT A: Prospectus

Prospectus

Introduction	1
The Mortgage Pools	2
Servicing of Mortgage Loans	15
Description of the Securities	23
Description of Credit Enhancement	44
Other Financial Obligations Related to the Securities	50
Description of Primary Mortgage Insurance; Hazard Insurance; Claims Thereunder	52
The Depositor	56
The Agreements	56
Yield Considerations	66
Maturity and Prepayment Considerations	69
Legal Aspects of Mortgage Loans	71
Federal Income Tax Consequences	90
State and Other Tax Consequences	119
ERISA Considerations	119
Legal Investment Matters	131
Uss of Proceeds	132
Methods of Distribution	132
Legal Matters	134
Financial Information	134
Rating	134
Available Information	134
Reports to Securityholders	135
Incorporation of Information by Reference	135
Glossary	136

-iii-

SUMMARY

This summary highlights selected information about the offering transactions and does not contain all of the information that you need to consider in making your investment decision. The terms of each series and each of the classes in a series have not yet been determined. The certificates in an offering and the other circumstances of the offering that have not yet been specified will be fully described in a prospectus supplement when it is available. To understand all of the terms of an offering of the certificates, read this entire free writing prospectus supplement, the accompanying prospectus, and, when available, the prospectus supplement relating to the applicable series of certificates carefully.

Issuing Entity

The issuing entity for a series of certificates will be the MortgageIT Securities Corp. Mortgage Loan Trust specified on the front cover of the related prospectus supplement. The issuing entity will be a common law trust formed under the laws of the State of New York pursuant to a pooling and servicing agreement dated as of the cut-off date among the depositor, the master servicer, the securities administrator and the trustee. For a particular series of certificates, the servicers and/or the credit risk manager may also be parties to the pooling and servicing agreement.

Sponsor

DB Structured Products, Inc., a Delaware corporation will sell the mortgage loans to the depositor.

Depositor

MortgageIT Securities Corp., a Delaware corporation, will sell the mortgage loans to the issuing entity. The depositor’s address is 33 Maiden Lane, New York, New York, 10038 and its telephone number is (212) 651-7700.

Master Servicer

Wells Fargo Bank, N.A., a national banking association, will oversee the servicing of the mortgage loans by the servicers pursuant to the pooling and servicing agreement.

Servicers

With respect to each series of certificates, the servicers of the mortgage loans will be described in the related free writing prospectus and the prospectus supplement.

Originators

With respect to each series of certificates, the originators of the mortgage loans will be described in the related free writing prospectus and the prospectus supplement.

Securities Administrator

Wells Fargo Bank, N.A. will act as the securities administrator pursuant to the pooling and servicing agreement.

Trustee

A trustee will be appointed pursuant to the pooling and servicing agreement.

Custodians

One or more custodians will be appointed to maintain custody of the mortgage loan documents.

Credit Risk Manager

If so specified in the related prospectus supplement for any series, Clayton Fixed Income Services Inc. or another entity may be appointed as credit risk manager.

NIMS Insurer

One or more insurance companies may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust and secured by all or a portion of the Class CE and Class P certificates. In such event, the NIMS Insurer will be able to exercise rights which could adversely impact the related certificateholders. See “Risk Factors—Rights of NIMS Insurer” in this free writing prospectus supplement.

The Certificates

The certificates of each series represent ownership interests in a separate trust fund, the assets of which will consist primarily of conventional, first-lien or junior-lien, residential mortgage loans.

The mortgage loans in any mortgage pool may have mortgage rates that are fixed, adjustable or have fixed mortgage rates for a period of time after the date of origination of each mortgage loan before the mortgage rates become subject to periodic adjustment based on a specified index.

The mortgage loans to be included in a trust fund may be divided into two or more mortgage loan groups, sorted on the basis of specified characteristics. In such event, payments of principal and interest on a specified group of certificates will be based primarily on collections from the related mortgage loans.

The certificates of each series may include certificates that are entitled to receive both principal and interest payments from the mortgage loans, certificates that are entitled to receive only interest payments from the mortgage loans, and certificates that are entitled to receive only principal payments from the mortgage loans, or any combination of the foregoing.

Pre-Funding Account and Capitalized Interest Account

A particular series may provide for the purchase of additional mortgage loans after the related closing date if the aggregate stated principal balance of the mortgage loans transferred to that issuing entity on the related closing date is less than the principal balance of certificates specified in the related prospectus supplement (any such series, a “pre-funded series”). The related prospectus supplement will specify the amount required to be deposited in a pre-funding account to be used through the end of the related funding period (which, generally, will not exceed 90 days) to purchase subsequent mortgage loans for that issuing entity. Any amounts not used for that purpose will be paid to holders of the related senior certificates as a prepayment of principal no later than the distribution date following the end of the funding period.

In a pre-funded series, because an issuing entity will acquire subsequent mortgage loans after the closing date for that issuing entity, there may not be sufficient interest collections from the mortgage loans in that issuing entity at the closing date to pay all the interest due on the related certificates during the funding period. If a pre-funding account is funded, a capitalized interest account may be established and funded on the closing date of that series to cover those shortfalls.

Cut-Off Date

The cut-off date, which is specified in the related free writing prospectus, is the date after which the issuing entity will be entitled to receive all collections on and proceeds of the mortgage loans. For a pre-funded series, there will be more than one cut-off date, which are referred to herein as subsequent cut-off dates.

Distribution Date

The 25th day of each month or, if such day is not a business day, the next business day thereafter. Payments on each distribution date will be made to certificateholders of record as of the related record date, except that the final payment on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the securities administrator.

Record Date

Unless otherwise specified in the related free writing prospectus, the record date for certain classes of certificates will be the close of business on the last business day of the month preceding the month of a distribution date (or the closing date, in the case of the first distribution date) and for certain classes of certificates will be the business day before the distribution date.

Registration of Certificates

To the extent specified in the prospectus supplement relating to a series of certificates, the certificates may initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Payment Priorities

Certain certificates, referred to as the senior certificates, will have a payment priority over certain other certificates, referred to as the subordinate certificates. The classes of subordinate certificates with higher numerical class designations will be subordinate to subordinate certificates with lower numerical class designations.

Limited Cross-Collateralization With Respect To Multi-Group Series

With respect to any series of certificates backed by a loan pool consisting of two or more loan groups (referred to as a “multi-group series”), in certain very limited circumstances relating to a loan group’s experiencing either rapid prepayments or disproportionately high realized losses, principal and interest collected from the other loan group or loan groups may be applied to pay principal or interest, or both, to the senior certificates related to the loan group experiencing those conditions.

Internal Credit Enhancement

Subordination

With respect to any series, the senior certificates will have a prior right of payment over the subordinate certificates. Among the classes of subordinate certificates, the classes of subordinate certificates with higher numerical class designations will be subordinate to subordinate certificates with lower numerical class designations.

Subordination is designed to provide the holders of certificates with a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. On any distribution date (with respect to any overcollateralization series, if there is not sufficient excess interests or overcollateralization to absorb realized losses on the mortgage loans), this loss protection is accomplished by allocating the realized losses in excess of such amounts first, among the subordinate certificates, beginning with the subordinate certificates with the lowest payment priority, and second, to the related class or classes of senior certificates; provided, that certain classes of senior certificates, referred to in this terms sheet supplement as the senior support certificates, may bear the principal portion of all realized losses otherwise allocable to certain other classes of senior certificates, for so long as such class of senior support certificates is outstanding.

Overcollateralization

With respect to certain series, as of the closing date, the total principal balance of the mortgage loans as of the cut-off date may exceed the total class principal balance of the certificates. This feature is referred to as overcollateralization. A series that has an overcollateralization feature is referred to as a “overcollateralization series” and a series that does not have an overcollateralization feature is referred to as a “non-overcollateralization series.”

With respect to any overcollateralization series, the required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the mortgage loans to create or maintain the required level of overcollateralization for any overcollateralization series.

Excess Interest

With respect to any overcollateralization series, the mortgage loans are expected to bear interest each month that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the offered certificates and to pay certain fees and expenses of the trust fund. Such excess interest will be available to absorb realized losses on the mortgage loans, to create and maintain overcollateralization at required levels and cover basis risk shortfalls, if any, as described in the pooling agreement.

Yield Maintenance Agreements

If so specified in the related free writing prospectus, the securities administrator or the trustee, on behalf of the trust fund, will enter into one or more yield maintenance agreements with a counterparty for the benefit of certain classes of certificates. On certain distribution dates payments may be made under a yield maintenance agreement and deposited into a reserve fund. Amounts on deposit in the reserve fund will be available to make certain payments to the certificates entitled to the benefits of the related yield maintenance agreement.

Financial Guaranty Insurance Policy

If so specified in the related free writing prospectus, a financial guaranty insurance company will issue a financial guaranty insurance policy for the benefit of one or more classes of certificates, referred to in this free writing prospectus supplement as the insured certificates. Any policy will unconditionally and irrevocably guarantee to holders of the applicable certificates that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date, subject to certain terms and conditions set forth in the financial guaranty insurance policy. Any financial guaranty insurance policy will not provide credit enhancement for any class of certificates other than the related insured certificates.

Any financial guaranty insurance policy will not cover basis risk shortfalls or shortfalls in interest collections on the mortgage loans that are attributable to prepayment interest shortfalls, deferred interest or the application of the Servicemembers Civil Relief Act, or any similar state or local law.

Retention of Certain Servicing Rights

With respect to certain series, the sponsor may retain certain rights relating to the servicing of the mortgage loans, including the right to sell the servicing rights with respect to certain mortgage loans at any time to a successor servicer as further specified in the pooling and servicing agreement. See “Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus supplement.

Advances

Each servicer will be required to advance delinquent payments of principal and interest on the mortgage loans serviced by it, subject to the limitations described under “Servicing of the Mortgage Loans—Advances” in this free writing prospectus supplement. The master servicer or, if Wells Fargo Bank, N.A. is the servicer, the trustee (or a successor servicer appointed by the trustee), in its capacity as successor servicer will be obligated to make any required delinquency advance if the applicable servicer fails in its obligation to do so, to the extent provided in the pooling and servicing agreement. The applicable servicer, the master servicer, the trustee or such other successor servicer, as the case may be, will be entitled to be reimbursed from the trust fund for these advances, and therefore these advances are not a form of credit enhancement. See “Servicing of the Mortgage Loans—Advances” in this free writing prospectus supplement and “Description of the Securities—Advances” in the prospectus.

Fees and Expenses

Each servicer, the master servicer, the securities administrator, the trustee, the custodian and certificate insurer, if any, will receive compensation as described in the prospectus supplement.

The servicer, the master servicer, the securities administrator, the trustee, the custodian and the certificate insurer, if any, will also be entitled to reimbursement of certain expenses from the trust fund before payments are made on the certificates.

Optional Termination of the Trust Fund

The master servicer may, subject to certain conditions set forth in the pooling agreement, (1) purchase all of the mortgage loans and the other property of the trust fund when the total scheduled principal balance of the mortgage loans as of the last day of the related due period is equal to or less than the percentage specified in the related prospectus supplement of the total scheduled principal balance of all of the mortgage loans as of the cut-off date and (2) terminate the trust fund, subject to certain conditions set forth in the pooling agreement.

Material Federal Income Tax Consequences

Multiple elections will be made to treat designated portions of the trust (exclusive of any pre-funding account, capitalized interest account, reserve fund, interest rate swap agreement and supplemental interest trust) as real estate mortgage investment conduits (each a “REMIC”) for federal income tax purposes. See “Material Federal Income Tax Consequences—REMICS” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Consequences” in this free writing prospectus supplement and “Material Federal Income Tax Consequences” in the prospectus.

Legal Investment

Generally, offered certificates rated in one of the two highest generic rating categories by at least one nationally recognized statistical rating organization will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, so long as they continue to have the required rating; provided that the related mortgage loans are secured by first liens on the related mortgaged properties. You should consult your legal advisor in determining whether and to what extent the offered certificates constitute legal investments for you.

There are other restrictions on the ability of certain types of investors to purchase the offered certificates that prospective investors should consider.

We refer you to “Legal Investment Matters” in the prospectus for more information.

ERISA Considerations

Generally, all of the offered certificates may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, unless otherwise specified in the related prospectus supplement.

TRANSACTION STRUCTURE

RISK FACTORS

The following information identifies the principal risks associated with an investment in the certificates.

Rights of the NIMS Insurer.

Pursuant to the terms of the pooling and servicing agreement, unless there exists a continuance of any failure by the NIMS Insurer, if any, to make a required payment under the policy insuring the net interest margin securities, any NIMS Insurer will be entitled to exercise, among others, the following rights of the holders of the offered certificates, without the consent of such holders, and the holders of the offered certificates may exercise such rights only with the prior written consent of such NIMS Insurer: (i) the right to provide notices of master servicer defaults and the right to direct the termination of the rights and obligations of the master servicer pursuant to the pooling and servicing agreement in the event of a default by the master servicer; (ii) the right to remove the securities administrator, the trustee or any co-trustee, or custodians pursuant to the pooling and servicing agreement; and (iii) the right to direct the trustee or the securities administrator to take actions pursuant to the pooling and servicing agreement. In addition, pursuant to the terms of the pooling and servicing agreement, unless a continuance of any failure by the NIMS Insurer, if any, to make a required payment under the policy insuring the net interest margin securities exists, such NIMS Insurer’s consent will be required prior to, among other things, (i) the removal or replacement of the master servicer, any successor master servicer, the securities administrator or the trustee, (ii) the appointment or termination of any servicer, subservicer or co-trustee or (iii) any amendment to the pooling and servicing agreement.

Investors in the offered certificates should note that:

•	any insurance policy issued by the NIMS Insurer, if any, will not cover, and will not benefit in any manner whatsoever, the offered certificates;

•	the rights to be granted to the NIMS Insurer, if any, are extensive;

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the interests of the NIMS Insurer, if any, may be inconsistent with, and adverse to the interests of the holders of the offered certificates and the NIMS Insurer, if any, has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of such NIMS Insurer’s rights;

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such NIMS Insurer’s exercise of the rights and consents set forth above may negatively affect the offered certificates and the existence of such NIMS Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the offered certificates relative to other asset-backed certificates backed by comparable loans and with comparable payment priorities and ratings; and

•	there may be more than one series of notes insured by the NIMS Insurer and the NIMS Insurer will have the rights set forth herein so long as any such series of notes remain outstanding.

The ratings on the offered certificates are not a recommendation to buy, sell or hold the offered certificates and are subject to withdrawal at any time, which may result in losses on the offered certificates.

It is a condition to the issuance of the offered certificates that each class of offered certificates be rated not lower than investment grade, that is, in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates may be adversely affected. See “Rating” in the prospectus.

Statutory and judicial limitations on foreclosure procedures may delay recovery in respect of the mortgaged property and, in some instances, limit the amount that may be recovered by the foreclosing lender, resulting in losses on the mortgage loans that might be allocated to the offered certificates.

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages and Some Contracts” in the prospectus.

The value of the mortgage loans may be affected by, among other things, a decline in real estate values and changes in the borrowers’ financial condition, which may result in losses on the offered certificates.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In particular, mortgage loans with high loan to value ratios will be affected by any decline in real estate values. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates.

The mortgage loans were underwritten to non-conforming underwriting standards, which may result in losses or shortfalls to be incurred on the offered certificates.

The mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the sponsor’s non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, will affect the yield to maturity of the offered certificates.

Violation of various federal, state and local laws may result in losses on the mortgage loans.

Applicable federal, state and local laws generally regulate interest rates and other charges, require specific disclosures, prohibit unfair and deceptive practices, regulate debt collection, and require licensing of the originators of the mortgage loans and contracts. Depending on the provisions of the applicable law and the specified facts and circumstances involved, violations of those laws, policies and principles may limit the ability to collect all or part of the principal of or interest on the mortgage loans and may entitle the borrower to a refund of amounts previously paid. See “Legal Aspects of Mortgage Loans” in the prospectus. To the extent these laws and regulations result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

Prepayments on the mortgage loans may affect the yield on your certificates.

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If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate. For any class of certificates entitled to receive only payments of principal, a slower than expected repayment of principal may result in a lower than expected yield.

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If you purchase interest-only certificates or if you purchase other certificates at a premium and principal of the related mortgage loans (including prepayments) is repaid faster than you anticipate, then your yield may be lower than you anticipate. Prospective purchasers of any class of interest only certificates should carefully consider the risk that a rapid rate of principal payments on the mortgage loans could result in the failure of those purchasers to recover their initial investments. For any mortgage loan with a prepayment charge, the prepayment charge may or may not act as a deterrent to prepayment of the related mortgage loan. In addition, for a series of certificates with a pre-funding feature, to the extent any pre-funded amount on deposit in the pre-funding account is not used to purchase subsequent mortgage loans before the expiration of the pre-funding period, the distribution of all or a portion of the pre-funded amount will adversely affect the holders of interest-only certificates and may result in a lower than expected yield.

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Any time your principal is repaid to you at a time when you did not expect to receive it, you may not be able to reinvest your funds at the same rate or a higher rate of return than the interest rate on your certificates.

•	If the actual characteristics and behavior of the mortgage loans differ from what you assumed, it can have a significant effect on the weighted average lives and yields of the certificates.

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With respect to any series containing negative amortization mortgage loans, the rate and timing of principal payments relative to the amount and timing of deferred interest on such negative amortization mortgage loans will affect the yield to maturity on the certificates.

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The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the mortgage loans. There is no guarantee as to the actual rate of prepayment on the mortgage loans, or that the rate of prepayment will conform to any model described in this free writing prospectus supplement or in the prospectus. See “Prepayment and Yield Considerations” in this free writing prospectus supplement and “Yield Considerations” in the prospectus.

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The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the mortgage loans are likely to decrease.

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The related originator or the seller, as applicable, is required to purchase from the trust fund the related mortgage loans in the event certain breaches of representations and warranties occur and are not cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment in full of the related mortgage loans.

•	If the rate of default or the severity of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

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Under the principal payment priorities described in the related free writing prospectus, if prepayments in one loan group reduce the class principal balances of the related classes of senior certificates to zero, future payments that would otherwise be payable to the subordinate certificates may be used to pay outstanding senior certificates in the other loan group thereby reducing the amount distributable to the subordinate certificates and increasing the amount distributable to the senior certificates. If you purchase subordinate certificates and this occurs, your yield may be lower than you expect.

For any series containing negative amortization mortgage loans, your yield will be subject to any negative amortization on such mortgage loans.

With respect to any series containing negative amortization loans the following will apply. After an introductory period of up to three months after origination during which the interest rates on the negative amortization loans are fixed, the interest rates on negative amortization loans will adjust monthly but their monthly payments and amortization schedules adjust annually and are subject to payment caps. The interest rates on negative amortization mortgage loans during their introductory periods are lower than the sum of the indices applicable at origination and the related margins, and may be as low as approximately 1% per annum. Since the scheduled monthly payments on negative amortization loans for the first year are set at their origination, the scheduled monthly payments are based upon the introductory interest rates. As a result, after the introductory interest rates expire and until the initial annual adjustment to the scheduled monthly payment made by the borrower, (unless the fully indexed mortgage rate is a rate at or below the introductory mortgage rate) the scheduled monthly payment made by the borrower will not be sufficient to pay the amount of interest accruing on the mortgage loan. If borrowers only make their scheduled monthly payments, a portion of the accrued interest on negatively amortizing loans will become “Deferred Interest”. Deferred Interest will be added to the related mortgage loan’s principal balance and will also bear interest at the applicable interest rate for that mortgage loan. In addition, due to the limit on the amount of the annual adjustment to the scheduled payment, the scheduled payment still may not be sufficient to avoid Deferred Interest after the first adjustment. Deferred Interest is also likely to result if interest rates rise more quickly than monthly payments are adjusted and borrowers only make their scheduled monthly payments.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. If the interest rates on the mortgage loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the classes of certificates to amortize more quickly. Conversely, if the interest rates on the mortgage loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the classes of certificates to amortize more slowly. Further, if a mortgage loan accrues Deferred Interest during a due period, it will reduce the amount of interest available to be distributed as cash on the classes of certificates on the related distribution date. If the unpaid principal balance of a negative amortization loan exceeds the original balance of the mortgage loan by the amount specified in the related mortgage note, the monthly payment due on that negative amortization loan will be recast without regard to the payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full at its maturity. In addition, on the fifth payment adjustment date of a mortgage loan, and every fifth payment adjustment date thereafter and the last payment adjustment date prior to the mortgage loan’s maturity, the monthly payment due on that mortgage loan will be recast without regard to the related payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full at its maturity by the payment of equal monthly installments. These features may affect the rate at which principal on these mortgage loans is paid and may create a greater risk of default if the borrowers are unable to pay the monthly payments on the related increased principal balances.

The amount of Deferred Interest, if any, for a given month will reduce the amount of interest collected on these mortgage loans and available to be distributed as a distribution of interest to the certificates. The resulting reduction in interest collections on the mortgage loans will be offset, in part or in whole, by applying scheduled and unscheduled principal payments received on the mortgage loans to interest distributions on the certificates. If principal payments are used to offset Deferred Interest on the mortgage loans, the amount of principal distributed on the certificates will be reduced. The slower reduction in the certificate principal balances due to the use of principal payments received on the mortgage loans to offset the Deferred Interest on those mortgage loans will have the effect of increasing the applicable investors’ exposure to realized losses on these mortgage loans.

For any distribution date, the net deferred interest on the mortgage loans will be deducted from the interest payable to the certificates and will be allocated to those certificates pro rata based on a certain formula. The amount of the reduction of accrued interest distributable to each class of certificates attributable to net deferred interest will be added to the certificate principal balance of that class. Any such allocation of net deferred interest could, as a result, increase the weighted average lives of the certificates. The increase in the certificate principal balance of any class of certificates and the slower reduction in the certificate principal balances due to the use of scheduled and unscheduled principal payments received on the mortgage loans to offset the Deferred Interest will have the effect of increasing the investors’ exposure to realized losses on the mortgage loans. In addition, because the allocation of scheduled and unscheduled payments of principal received on the mortgage loans between the classes of senior certificates and the subordinate certificates may be determined based on the relationship between the aggregate certificate principal balance of the senior certificates and the aggregate certificate principal balance of the subordinated certificates, this method of allocating net deferred interest may affect the rate and timing of distributions of principal among the classes of certificates. We cannot predict the extent to which borrowers will prepay their mortgage loans or the extent to which Deferred Interest will accrue on any negative amortization mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on your certificates.

The pass-through rates on the certificates may be subject to a weighted average net rate cap.

With respect to certain series, the pass-through rates on certain of the offered certificates may be subject to a cap equal to the weighted average of the net mortgage rates of the mortgage loans adjusted, with respect to any insured certificates, to account for the premium payable to the certificate insurer. Therefore, the prepayment of the related mortgage loans with higher mortgage rates may result in a lower pass-through rate on such offered certificates.

To the extent that interest paid to a class of certificates is calculated based on a rate equal to a cap, the difference between that rate and the pass-through rate that would otherwise have been paid to that class of certificates absent such cap will create a shortfall. That shortfall will carry forward with interest thereon. These shortfalls may remain unpaid on the optional termination date or, if the optional termination is not exercised, on the final payment date. Any financial guaranty insurance policy issued in connection with any insured certificates will not cover such shortfalls.

In addition, with respect to overcollateralization series, when the pass-through rates applicable to the certificates are limited by a cap, there may be little or no excess cash flow to cover losses and to maintain or restore the required level of overcollateralization. No assurance can be given that the excess cash flow that may be available to cover the shortfalls resulting from the limitation of the pass-through rates on the certificates will be sufficient for that purpose.

If credit enhancement is insufficient, you could experience losses on your certificates.

Credit enhancement will be provided for the offered certificates, first, by the right of the holders of offered certificates to receive payments before the classes subordinate to them and, second, only with respect to an overcollateralization series, by excess interest and overcollateralization, and third, by the allocation of realized losses on the mortgage loans to the subordinated classes in reverse order of their numerical class designations. Certain classes of certificates may be insured by a financial guaranty insurance policy issued by a financial guaranty insurance company.

The first form of credit enhancement uses collections on the mortgage loans otherwise payable to holders of subordinated classes to pay interest or principal due on more senior classes of the related loan group. Collections otherwise payable to subordinated classes represent the sole source of funds from which this type of credit enhancement is provided.

The second form of credit enhancement, which applies only with respect to an overcollateralization series, is excess interest and overcollateralization. With respect to an overcollateralization series, the mortgage loans are expected to generate more interest than is needed to distribute interest owed on the offered certificates and to pay certain fees and expenses of the issuing entity. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the issuing entity are provided for, the available excess interest generated by the mortgage loans will be used to create and maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to absorb losses that occur on the mortgage loans or create and maintain the required level of overcollateralization.

The third form of credit enhancement provides that (with respect to any overcollateralization series only, if realized losses exceed (1) the amount of excess interest available to absorb realized losses and (2) the amount of overcollateralization) realized losses from either loan group are allocated:

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first, to the subordinate certificates in the reverse order of their priority of payment, beginning with the subordinate certificates with the lowest payment priority, until the class principal balance of each such class has been reduced to zero, and

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second, to the class or classes of related senior certificates (other than any classes of interest-only certificates) until their respective class principal balances are reduced to zero; provided, that realized losses allocated to certain classes of senior certificates may be borne by certain other classes of senior certificates, referred to in this terms sheet supplement as senior support certificates, until the total class principal balance of such senior support certificates has been reduced to zero.

Accordingly, if the total principal balance of each subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans in a loan group would reduce the amount of funds available for monthly payments to holders of the related senior certificates. In addition, with respect to a multi-group series, higher than expected losses on one group of mortgage loans will decrease the amount of credit support provided by the subordinate certificates to the senior certificates with respect to the other group or groups of mortgage loans.

It may not be possible to find an investor to purchase your certificates.

The underwriter intends to make a market for the purchase and sale of the offered certificates after their initial issuance but has no obligation to do so. There is no assurance that such a secondary market will develop for any class of certificates, or, if it develops, that it will continue. Consequently, investors may not be able to sell their certificates readily or at prices that will enable them to realize their desired yield. The market values of the certificates are likely to fluctuate. These fluctuations may be significant and could result in significant losses to investors. The secondary markets for mortgage-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means you may not be able to find another investor to buy your certificates, which can have a severely adverse effect on the market value of your certificates. Illiquidity is more likely for classes that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors. However, any class of certificates may experience illiquidity.

Certain certificates are subject to counterparty risk.

The issuing entity may enter into a yield maintenance agreement or agreements with the counterparty, for the benefit of certain certificates. The yield maintenance agreement or agreements will require the counterparty to make certain payments in the circumstances set forth in the prospectus supplement. The receipt of such amounts by such certificates will be subject to the credit risk of the counterparty.

Certain certificates may not receive amounts expected from a yield maintenance agreement.

Payments under a yield maintenance agreement that may be entered into, if any, for any distribution date will be based on a schedule of notional amounts which decreases during the life of the related yield maintenance agreement. The notional amounts will be derived using a specified percentage of a prepayment assumption on the related mortgage loans. The actual rate of payment on the mortgage loans is likely to differ from the specified percentage of the prepayment assumption used. If prepayments on the related mortgage loans occur at a rate slower than the rate used in determining the notional amounts, the total class principal balance of the certificates entitled to the benefits of the related yield maintenance agreement may be greater than such notional amount for a distribution date. For those certificates and any distribution date on which the related notional amount is lower than the actual total class principal balance of such classes of certificates, the amount paid by the counterparty under the related yield maintenance agreement may not be enough to pay the payments for which such amounts will be used on such distribution date, adversely affecting the yields on those certificates.

Payments from the mortgage loans will be the sole source of payments on the certificates, other than any insured certificates, which also will have the benefit of the related certificate insured policy.

The certificates do not represent an interest in or obligation of the sponsor, the depositor, the master servicer, the securities administrator, the custodians, the servicers, the trustee, the underwriter or any of their affiliates. However, the depositor does have limited obligations with respect to certain breaches of its representations and warranties. No governmental agency or instrumentality, the depositor, the sponsor, the master servicer, the servicers, the securities administrator, the custodians, the trustee, the underwriter nor any of their affiliates will guarantee or insure either the certificates or the mortgage loans. Consequently, if payments on the mortgage loans are insufficient or otherwise unavailable to make all payments required on the certificates, you will have no recourse to the depositor, the sponsor the master servicer, the servicers, the securities administrator, the custodians, the trustee, the underwriter or any of their affiliates. Any insured certificates will, however, have the benefit of the related financial guaranty insurance policy.

Risks associated with forty-year mortgage loans.

Certain of the mortgage loans may have an original term to maturity of 480 months. These mortgage loans are a relatively new product and there is little statistical information or history with respect to defaults and prepayment experience for mortgage loans of this type. These mortgage loans may have a higher risk of default due to the fact that the borrowers of these mortgage loans may have significantly higher debt-to-income ratios than borrowers who would qualify for a conventional 360 month mortgage loan. It may be difficult to judge prospective defaults on these mortgage loans based on examination of the credit score used in determining the credit-worthiness of a prospective borrower because the borrower’s credit is subject to a greater possible fluctuation due the extended payment period. Furthermore, a term to maturity of 480 months permits the borrower to have a lower monthly payment than would be the case with the same down payment under a mortgage loan with a 360 month term to maturity.

Geographic concentration of the mortgage loans may adversely affect your certificates .

A significant concentration of the total principal balance of the mortgage loans may be secured by properties in California or other states. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions in those states will have a disproportionate impact on the mortgage loans in general:

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Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. This potential crisis could someday spread to other states and affect the entire nation. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn.

•	Weak economic conditions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

•	Declines in the residential real estate market in those states may reduce the values of properties, which would result in an increase in the loan-to-value ratios.

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Properties in those states, particularly California, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as storms, hurricanes, floods, wildfires, mudslides and other natural disasters.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

Default risk on high-balance mortgage loans.

As of the cut-off date, certain of the mortgage loans may have principal balances greater than $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the related group and the pool of mortgage loans as a whole.

The mortgage loans in a series may be secured by junior liens, which may result in losses with respect to these mortgage loans.

With respect to any series containing mortgage loans secured by junior liens the following will apply. Certain of the mortgages loan are secured by junior-liens on the related mortgaged properties. As to mortgage loans secured by junior mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of these mortgage loans only to the extent that the claims of the senior mortgages have been satisfied in full, including any related foreclosure costs. In addition, the holder of a mortgage loan secured by a junior mortgage may not foreclose on the mortgaged property unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default. The issuing entity will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees, although the master servicer or a servicer may, at its option, advance these amounts to the extent deemed recoverable and prudent. In the event that proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the issuing entity, as the holder of the junior lien, and, accordingly, holders of one or more classes of the offered certificates, to the extent not covered by credit enhancement, are likely to (1) incur losses in jurisdictions in which a deficiency judgment against the borrower is not available, and (2) incur losses if any deficiency judgment obtained is not realized upon. In addition, the rate of default of junior mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

The mortgage loans in a series may have limited recourse to the related borrower, which may result in losses with respect to the mortgage loans.

With respect to any series, some or all of the mortgage loans included in the related trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

The mortgage loans have high combined loan to value ratios, so that the related borrower has little or no equity in the related mortgaged property, which may result in losses with respect to these mortgage loans.

The mortgage loans have combined loan to value ratios in excess of 100%. These mortgage loans were originated with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property and are underwritten with an emphasis on the creditworthiness of the related borrower.

If these mortgage loans go into foreclosure and are liquidated, there may be no amounts recovered from the related mortgaged property because the value of the collateral with respect to such mortgage loan may be less than the amount of the mortgage loan. Unless the value of the property increases or the principal amount of the related senior liens have been reduced so as to reduce the current combined loan to value ratio of the related mortgage loan to below 100%, there may be no recovery from the related mortgaged property in the event of foreclosure. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

If the receipt of liquidation proceeds is delayed or if the liquidation proceeds are less than the mortgage loan balance, you could suffer a loss on your certificates.

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the related mortgage loan, you will incur a loss on your investment if the credit enhancement is insufficient to cover that deficiency.

Increased risk of loss on the mortgage loans as a result of interest-only loans.

With respect to any series of certificates, certain of the mortgage loans may require the borrowers to make monthly payments of only accrued interest for a certain number of months or years following origination. After such interest-only period, the borrower’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully on or prior to its final payment date. When the borrower’s monthly payment increases, the borrower may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. Because no principal payments are required to be made on such mortgage loans during the interest-only period, the certificateholders will receive smaller principal distributions during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such mortgage loans. This slower rate of principal distributions may reduce the return on the certificateholders’ investment.

Risks associated with mortgage loans secured by non-owner occupied properties.

Certain of the mortgage loans may be secured by properties acquired by investors for the purposes of rental income or capital appreciation, or by properties acquired as second homes. These mortgage loans tend to have higher severities of default than mortgage loans that are secured by properties that are regularly occupied by the related borrowers. In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the property, increasing the severity of the default.

Risks associated with balloon mortgage loans.

If so specified in the prospectus supplement relating to a series of certificates, the mortgage loans held by an issuing entity may include balloon loans, which are mortgage loans that do not provide for scheduled payments of principal that are sufficient to amortize the principal balance of the loan prior to maturity and which therefore will require the payment by the related borrower of a “balloon payment” of principal at maturity. Balloon loans involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon the borrower’s ability either to timely refinance the mortgage loan or timely to sell the related mortgaged property.

Risks associated with seasoned mortgage loans.

If so specified in the prospectus supplement relating to the applicable series of certificates, the loan ages of some of the mortgage loans held by an issuing entity may be older than those of the other mortgage loans in that issuing entity or these mortgage loans may have been previously included in securitizations of the depositor and acquired upon exercise of an optional termination right. Generally, seasoned mortgage loans are believed to be less likely to prepay due to refinancing and are more likely to default than newly originated mortgage loans. In any case, the prepayment and default experience on well seasoned mortgage loans will likely differ from that on other mortgage loans.

Originators and servicers may be subject to litigation or governmental proceedings.

The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending. The originators and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business. It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability. If any such proceeding were determined adversely to any of the originators or servicers of the mortgage loans included in the trust fund and were to have a material adverse effect on its financial condition, the ability of such servicer to service the related mortgage loans in accordance with the servicing agreement, or the ability of such originator to fulfill its obligation to repurchase or substitute for related defective mortgage loans, could be impaired.

The bankruptcy or insolvency of a servicer or the master servicer could further delay or reduce payments to you.

If a servicer or the master servicer becomes the subject of bankruptcy or similar proceedings, the trustee’s claim to collections in such servicer’s or the master servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Additionally, if a servicer defaults on its obligations under the related servicing agreement or the master servicer defaults on its obligations under the pooling and servicing agreement solely because it becomes insolvent, the bankruptcy court or other similar entity might have the power to prevent the appointment of a new servicer or master servicer, as applicable. In this event, the ability of that servicer or the master servicer to service or master service the mortgage loans or to oversee the servicers, as applicable, could be impaired by its bankruptcy or insolvency, and its actions would be supervised by the bankruptcy court or other similar entity, which could cause delays in payments being made on your certificates.

A transfer of servicing may result in higher delinquencies and defaults which may adversely affect the yield on your certificates.

With respect to any series of certificates, the sponsor may own the servicing rights with respect to certain of the mortgage loans and may elect to transfer the servicing of those mortgage loans to a qualified successor servicer in accordance with the terms of the pooling and servicing agreement. All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, upon the occurrence of any servicing transfer, the rate of delinquencies and defaults is likely to increase at least for a period of time. There can be no assurance as to the extent or duration of any disruptions associated with any transfer of servicing or as to the resulting effects on the yield on your certificates.

Attempted recharacterization of the transfer from the sponsor to the depositor and from the depositor to the trust could delay or reduce payments to you.

We expect that the transfer of the mortgage loans from the sponsor to the depositor, and from the depositor to the trust will each be characterized as a sale. Each of the sponsor and the depositor has documented its respective transfer as a sale. However, a bankruptcy trustee or creditor of the sponsor may take the position that the transfer of the mortgage loans to the depositor should be recharacterized as a pledge of the mortgage loans to secure a loan. If so, the depositor would be required to participate in or appear in court proceedings to establish its rights to collections on the mortgage loans. Similarly, a bankruptcy trustee or creditor of the depositor may take the position that the transfer of the mortgage loans to the trust should be recharacterized as a pledge of the mortgage loans to secure a loan. If so, the Trustee would be required to participate in or appear in court proceedings to establish its rights to collections on the mortgage loans. If either or both of these events occur, payments on your certificates could be delayed or reduced.

The return on your certificates could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act and similar state or local laws.

The Servicemembers Civil Relief Act (the “Relief Act”) and similar state or local laws provide relief to borrowers who enter active military service and to borrowers in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act, the interest rate applicable to a mortgage loan for which the related borrower is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws could result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the borrower on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. Any financial guaranty insurance policy issued in connection with any insured certificates will not cover such shortfalls. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local laws.

To the extent amounts on deposit in any pre-funding account are not used, there may be a mandatory prepayment on the certificates.

With respect to any pre-funded series, to the extent that the pre-funded amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent mortgage loans on or before the end of the pre-funding period, the holders of the certificates entitled to principal will receive on the distribution date immediately following the end of the pre-funding period, the pre-funded amount remaining after the purchase of subsequent mortgage loans as a payment of principal in accordance with the priorities set forth in this prospectus supplement. Although no assurance can be given, the depositor intends that, with respect to any pre-funded series, the principal amount of subsequent mortgage loans sold to the trustee will require the application of substantially all amounts on deposit in the pre-funding account and that there will be no material principal payment to the holders of the certificates on the distribution date immediately following the end of the pre-funding period.

Suitability of the offered certificates as investments.

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, and the tax consequences of an investment and the interaction of these factors.

FICO scores are not an indicator of future performance of mortgagors.

Investors are encouraged to be aware that FICO scores are based on past payment history of the mortgagor. Investors are encouraged not to rely on FICO scores as an indicator of future borrower performance.

Information regarding historical performance of other mortgage loans may not be indicative of the performance of the loans in the trust fund.

A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time. In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust fund to differ from the performance of other loans of a similar type. When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

•	differences in loan type;

•	the relative seasoning of the pools;

•	differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;

•	the extent to which the loans in a pool have prepayment penalties;

•	whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and

•	whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust fund, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values.

Recent developments in the residential mortgage market may adversely affect the performance and market value of your securities.

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

Governmental action may affect foreclosures.

In addition to the limitations on foreclosure described in the prospectus, legislative or regulatory initiatives by federal, state or local legislative bodies or administrative agencies, if enacted or adopted, could delay foreclosure, provide new defenses to foreclosure or otherwise impair the ability of a servicer to foreclose on a defaulted loan. Various jurisdictions have considered or are currently considering such actions, and we cannot predict the nature or extent of limitations on foreclosure that may be enacted. Any such governmental actions that interfere with the foreclosure process could affect yields on the offered certificates, particularly the subordinated certificates.

THE ORIGINATORS

With respect to each series of certificates, the related free writing prospectus will identify and provide information with respect to the principal originators of the mortgage loans and their related underwriting standards.

ISSUING ENTITY

The issuing entity will be a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement. The pooling and servicing agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the issuing entity will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust fund and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and payments to the certificate insurer, if any, in respect of the premium and reimbursement amounts and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the pooling and servicing agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing at least 66% of the voting rights and, in the event such amendment would be adverse to the certificate insurer, if any, without the consent of the certificate insurer. For a description of other provisions relating to amending the pooling and servicing agreement, see “The Agreements—Amendment” in the prospectus.

The assets of the issuing entity will consist of the mortgage loans and certain related assets.

The issuing entity’s fiscal year end is December 31.

THE DEPOSITOR

MortgageIT Securities Corp., the depositor, was formed in the State of Delaware on October 6, 2004 as a wholly owned subsidiary of MortgageIT, Inc., a New York corporation. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets. After issuance and registration of the securities contemplated in this free writing prospectus supplement, the prospectus and any supplement thereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The depositor maintains its principal office at 33 Maiden Lane, New York, New York, 10038. Its telephone number is (212) 651-7700. For additional information, see “The Depositor” in the prospectus.

THE SPONSOR

DB Structured Products, Inc. is the sponsor. The sponsor was incorporated in the State of Delaware on February 4, 1970 under the name “Sharps Pixley Incorporated”. The name of the sponsor was changed on January 3, 1994 to Deutsche Bank Sharps Pixley Inc., and subsequently changed on January 2, 2002 to DB Structured Products, Inc. The sponsor maintains its principal office at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-2500.

Through December 31, 2005, the sponsor has purchased over $26 billion in residential mortgage loans. This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans. The sponsor is responsible for pooling the mortgage loans to be securitized by the depositor, negotiating the principal securitization transaction documents and participating with the underwriter in the structuring of such transactions.

The sponsor has been securitizing residential mortgage loans since 2004. The following table describes the size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2004		December 31, 2005
Loan Type	Number	Total Portfolio of Loans ($)	Number	Total Portfolio of Loans ($)
Alt-A ARM	----	----	3,466	1,088,327,305
Alt-A Fixed	----	----	17,892	3,361,707,721
Prime ARM	3,612	1,096,433,033	----	----
Prime Fixed	5,275	986,186,740	----	----
Scratch & Dent/Reperf.	1,376	135,671,795	4,913	500,710,103
Seconds	----	----	5,227	258,281,341
SubPrime	31,174	5,481,240,453	71,747	13,066,859,416
Seasoned	----	----	1,827	165,210,069
TOTAL:	41,437	7,699,532,021	105,072	18,441,095,955

STATIC POOL INFORMATION

Static pool information material to this offering may be found at  http://regab.db.com.

Various factors may affect the prepayment, delinquency and loss performance of the mortgage loans over time. The various mortgage loan groups for which performance information is shown at the above internet address had initial characteristics that differed, and may have differed in ways that were material to the performance of those mortgage groups. These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment penalties. In particular, prospective investors should note that certain of the mortgage groups for which performance information is shown consist in whole or in part of loans that have negative amortization features, while other mortgage groups do not include negative amortization loans. We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the mortgage loans in the trust fund.

THE SERVICERS

With respect to each series of certificates, the related prospectus supplement will identify and provide information with respect to the principal servicers of the mortgage loans.

SERVICING OF THE MORTGAGE LOANS

Servicing and Other Compensation and Payment of Expenses

Each servicer will provide customary servicing functions with respect to the mortgage loans serviced by such servicer pursuant to the pooling and servicing agreement or certain servicing agreements between the applicable servicer and DB Structured Products, Inc. Among other things, the servicers are obligated under some circumstances to make Advances with respect to the mortgage loans. In managing the liquidation of defaulted mortgage loans, the servicers will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted mortgage loans and REO properties as described in the pooling and servicing agreement or the related servicing agreement.

With respect to each mortgage loan, the amount of the servicing fee that will be paid to the related servicer or a weighted average servicing fee, as applicable, will be specified in the related prospectus supplement for each series. The servicing fees will be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on such mortgage loan is computed. As additional servicing compensation, the applicable servicer is entitled to retain all assumption fees, late payment charges and other miscellaneous servicing fees in respect of the mortgage loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the custodial account and any escrow accounts established by such servicer.

Each servicer is obligated to pay insurance premiums and other ongoing expenses associated with the mortgage loans serviced by it incurred by such servicer in connection with its responsibilities under the pooling and servicing agreement or the related servicing agreement and is entitled to reimbursement for these expenses as provided in the pooling and servicing agreement or the related servicing agreement. See “Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest” in the prospectus for information regarding expenses payable by the applicable servicer.

With respect to certain series, the sponsor may have the right to transfer the servicing of certain mortgage loans to a successor servicer which is qualified to service mortgage loans for Fannie Mae or Freddie Mac. The appointment of any successor servicer requires the consent of the master servicer, which consent may not be unreasonably withheld, and confirmation from the rating agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the offered certificates, although there can be no guaranty that such transfer will not have an adverse impact on rates of delinquencies, defaults and losses. See “Risk Factors—A transfer of servicing may result in higher delinquencies and defaults which may adversely affect the yield on your certificates” in this free writing prospectus supplement. Any expenses incurred by the master servicer related to the transfer of servicing to a successor servicer will be reimbursed by the sponsor or the successor servicer.

Payments on Mortgage Loans; Deposits to Protected Accounts

Each servicer will establish and maintain or cause to be established and maintained a separate trust account (a “Protected Account”) for the benefit of the certificateholders. Each Protected Account will be an eligible account (or similar term as defined in the pooling and servicing agreement or the related servicing agreement). Upon receipt by the applicable servicer of amounts in respect of the mortgage loans serviced by it (excluding amounts representing the applicable servicing fee or other servicing compensation, reimbursement for Advances and servicing advances and insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items), the applicable servicer will deposit such amounts in the related Protected Account. Amounts so deposited may be invested in accordance with the terms of the pooling and servicing agreement or the related servicing agreement in investments maturing no later than one business day prior to the date on which the amount on deposit therein is required to be remitted to the securities administrator if such investment is managed by a person other than the related servicer or the securities administrator, or maturing on the business day on which the amount on deposit therein is required to be remitted to the securities administrator if such investment is managed by the related servicer or the securities administrator. All investment income on funds in the related Protected Account will be for the benefit of the applicable servicer.

Advances

Subject to the limitations set forth in the following paragraph, each servicer will be obligated to advance or cause to be advanced on or before each Determination Date (as defined in the prospectus) from its own funds or from excess funds held in the related Protected Account that are not part of the available funds for the related series of securities for that distribution date, an amount up to the aggregate of any scheduled payments of interest (and, if specified in the related prospectus supplement, principal) on the mortgage loans that were delinquent on, or not received by, the related Determination Date (or such other date specified in the pooling and servicing agreement or the related servicing agreement, but in any event prior to the related distribution date), net of its servicing fee (any such advance, an “Advance”).

Advances are required to be made only to the extent they are deemed by the applicable servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making the Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses.

All Advances will be reimbursable to the applicable servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the Advance was made. In addition, any Advances previously made in respect of any mortgage loan that are deemed by the applicable servicer to be a Nonrecoverable Advance (as defined in the prospectus) will be reimbursable to the applicable servicer out of any funds in the related Protected Account prior to the distributions on the certificates. In the event that the applicable servicer fails in its obligation to make any required Advance, the master servicer or, if the servicer is Wells Fargo Bank, N.A., the trustee, as successor servicer, or other successor servicer will be obligated to make the Advance, in each case, to the extent required in the pooling and servicing agreement.

Compensating Interest

The servicers or the master servicer, as applicable, will pay amounts in respect of Prepayment Interest Shortfalls, such payments referred to herein as “Compensating Interest” in the manner and to the extent set forth in the related prospectus supplement to reduce the adverse effect on certificateholders from the deficiency in interest collected as a result of prepayments in full or in part on the related mortgage loans.

With respect to the master servicer, if the servicers fail to pay the amount of any Compensating Interest required to be paid on that distribution date, the master servicer will be required to deposit into the Distribution Account as a payment of Compensating Interest the lesser of (i) the amount required to be paid by the servicers and not so paid and (ii) the master servicing compensation for such distribution date.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the related servicer to be in the best interest of the certificateholders, that servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, each servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following: any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term, or the extended term, of the mortgage loan; all capitalizations are to be implemented in accordance with the related servicer’s standards and may be implemented only by that servicer for that purpose; the final maturity of any mortgage loan will not be extended beyond the assumed final distribution date; and no servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut-off date, but not less than the servicing fee rate.

Any advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and net mortgage rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of the Interest Distribution Amount (as defined in the related prospectus supplement) payable on the offered certificates will not be affected by the servicing modification.

Specially Serviced Mortgage Loans; Optional Purchase of Defaulted Mortgage Loans

A series of certificates may provide that upon a mortgage loan becoming ninety days or more delinquent, the holder of the majority interest in a specified subordinate class may at its sole opinion designate and transfer to a special servicer all servicing rights and responsibilities for that mortgage loan. Upon designation of the special servicer, the servicer for that mortgage loan will be terminated. Additionally, the master servicer or another entity specified in the related prospectus supplement may purchase from the trust fund within ninety days of a mortgage loan becoming ninety days delinquent that mortgage loan at a price described in the related prospectus supplement.

Upon appointment of a special servicer, all provisions of the pooling and servicing agreement shall be binding on the special servicer.

Evidence as to Compliance

The pooling and servicing agreement and each servicing agreement will provide that each year on or before the date set forth therein, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor, the master servicer and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The pooling and servicing agreement and each servicing agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The pooling and servicing agreement and each servicing agreement will also provide for delivery to the securities administrator and the trustee each year, on or before the date set forth in the pooling and servicing agreement, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, such entity has fulfilled in all material respects its obligations under the pooling and servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance, if not available on the securities administrator’s website, may be obtained by securityholders without charge upon written request to the securities administrator at the address of the securities administrator set forth in the prospectus supplement. These items will be filed with the issuing entity’s annual report on Form 10-K, unless otherwise specified in the related pooling and servicing agreement.

THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER AND THE CUSTODIANS

Wells Fargo Bank, N.A.

General

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) will act as securities administrator and master servicer under the Pooling and Servicing Agreement and as a Custodian under a custodial agreement (the “Wells Fargo Custodial Agreement”), dated as of May 1, 2007, by and among the trustee, the applicable servicers and Wells Fargo Bank as custodian. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23+ million customers and 158,000+ employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Securities Administrator

Under the terms of the pooling and servicing agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

Master Servicer

Wells Fargo Bank acts as master servicer pursuant to the pooling and servicing agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of the pooling and servicing agreement and the servicing agreement. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement and the servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of the pooling and servicing agreement and the servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the issuing entity and at the direction of the trustee against such defaulting servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

Custodian

If so specified in the related prospectus supplement for any series, Wells Fargo Bank or another entity or entities may act as a custodian with respect to certain of the mortgage loan files pursuant to the a custodial agreement.

If Wells Fargo Bank acts as a custodian, in that capacity, Wells Fargo Bank is responsible for holding and safeguarding the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

The Distribution Account

Pursuant to the terms of the pooling and servicing agreement, the securities administrator will establish and maintain a separate account (a “Distribution Account”) for the benefit of the certificateholders and any certificate insurer. The Distribution Account will be an Eligible Account (as defined in the pooling and servicing agreement). Amounts on deposit therein may be invested in Permitted Investments (at the direction and for the benefit of the master servicer) maturing no later than one business day prior to the related distribution date unless such Permitted Investments are invested in investments managed or advised by the securities administrator or an affiliate thereof, in which case such Eligible investments may mature on the related distribution date. All investment income on funds in the Distribution Account will be for the benefit of the master servicer.

Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders will be considered a Permitted Investment:

(i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iv) certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

(v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

(vi) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(viii) interests in any money market fund (including any such fund managed or advised by the securities administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency rating such fund or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(ix) short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency rating such fund in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

(x) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency.

Master Servicing and Other Compensation and Payment of Expenses

Unless otherwise specified in the related prospectus supplement, the principal compensation to be paid to the master servicer on each distribution date in respect of its master servicing activities will be interest or other income earned on funds held in the Distribution Account. Unless otherwise specified in the related prospectus supplement, the agreed-upon fees of the trustee and the securities administrator shall be paid by the master servicer in accordance with a related pooling and servicing agreement.

In the event that the servicers fail to pay the amount of any Compensating Interest required to be paid on any distribution date, the master servicer will be required to pay such amounts up to the master servicing compensation payable to the master servicer on such distribution date.

Events of Default and Removal of Master Servicer

Upon the occurrence of events of default described under “The Agreements—Events of Default and Rights Upon Events of Default—Pooling and Servicing Agreement” in the prospectus, the master servicer may be removed as master servicer of the mortgage loans in accordance with the terms of the pooling and servicing agreement.

Any successor to the master servicer appointed under the pooling and servicing agreement must be a housing loan servicing institution, acceptable to each rating agency, with a net worth at the time of the appointment of at least $10,000,000. “The Agreements—Events of Default and Rights Upon Events of Default—Pooling and Servicing Agreement”.

Transfer of Master Servicing

The master servicer may sell and assign its rights and delegate its duties and obligations in its entirety as master servicer under the pooling and servicing agreement; provided, however, that: (i) the purchaser or transferee will be required to accept in writing such assignment and delegation and assume the obligations of the master servicer under the pooling and servicing agreement and (a) will be required to have a net worth of not less than $10,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (b) will be required to be reasonably satisfactory to the trustee (as evidenced in a writing signed by the trustee); and (c) will be required to execute and deliver to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the pooling and servicing agreement; (ii) each rating agency will be given prior written notice of the identity of the proposed successor to the master servicer and each rating agency’s rating of the certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the master servicer and the trustee; and (iii) the master servicer assigning and selling the master servicing will be required to deliver to the trustee an officer’s certificate and an opinion of independent counsel, each stating that all conditions precedent to such action under the pooling and servicing agreement have been completed and such action is permitted by and complies with the terms of the pooling and servicing agreement. No such assignment or delegation will affect any liability of the master servicer arising out of acts or omissions prior to the effective date thereof.

Indemnification

The master servicer and any director, officer, employee or agent of the master servicer will be indemnified and held harmless by the issuing entity against any loss, liability or expense as set forth in the pooling and servicing agreement.

The securities administrator and any director, officer, employee or agent of the securities administrator will be indemnified and held harmless by the issuing entity against any loss, liability or expense as set forth in the pooling and servicing agreement.

The custodians and any director, officer, employee or agent of the custodian will be indemnified and held harmless by the issuing entity against any loss, liability or expense as set forth in the custodial agreements.

THE TRUSTEE

An entity will be appointed to serve as trustee under the pooling and servicing agreement. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with the trustee.

The trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, will undertake to perform such duties and only such duties as are specifically set forth in the pooling and servicing agreement as duties of the trustee, including:

1. Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the trustee pursuant to the pooling and servicing agreement, the trustee (or its custodian, if applicable) will be required to examine them to determine whether they are in the required form; provided, however, that the trustee will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the trustee will not be responsible for the accuracy or verification of any calculation provided to it pursuant to the pooling and servicing agreement.

2. The trustee will be required to promptly remit to the servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the trustee as a consequence of the assignment of any mortgage loan hereunder and relating to the servicing of the mortgage loans; provided that any such notice (i) is delivered to the trustee at its corporate trust office, (ii) contains information sufficient to permit the trustee to make a determination that the real property to which such document relates is a mortgaged property (as defined in the pooling and servicing agreement). The trustee will have no duty under the pooling and servicing agreement with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its corporate trust office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

3. Except for those actions that the trustee is required to take under the pooling and servicing agreement, the trustee will not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the pooling and servicing agreement.

If an Event of Default has occurred and has not been cured or waived, the trustee will be required to exercise such of the rights and powers vested in it by the pooling and servicing agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

Without limiting the generality of the foregoing, if an Event of Default occurs, the trustee will be required to, at the direction of at least 51% of the voting rights, by notice in writing to the master servicer and to the depositor, with a copy to each Rating Agency, terminate all of the rights and obligations of the master servicer in its capacity as master servicer under the pooling and servicing agreement, to the extent permitted by law, and in and to the mortgage loans and the proceeds thereof. On or after the receipt by the master servicer of such written notice, all authority and power of the master servicer with respect to the Certificates (other than as a holder of any Certificate) or the mortgage loans or otherwise including, without limitation, the compensation payable to the master servicer under the pooling and servicing agreement, will pass to and be vested in the trustee, and, without limitation, the trustee will be authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the master servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise. Notwithstanding the foregoing, the trustee will be permitted to, if it is unwilling to so act, or will be required to, if it is legally unable to act, appoint, or petition a court of competent jurisdiction to appoint, a successor master servicer in accordance with the terms of the pooling and servicing agreement.

To the extent that the costs and expenses of the trustee related to the termination of the master servicer, appointment of a successor master servicer or the transfer and assumption of the master servicing by the trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the master servicer as a result of an Event of Default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor master servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor master servicer to master service the mortgage loans in accordance with the pooling and servicing agreement) are not fully and timely reimbursed by the terminated master servicer, the trustee will be entitled to reimbursement of such costs and expenses from the Distribution Account.

For further discussion of the duties of the trustee, see “The Agreements—Duties of the Trustee” in the prospectus.

Unless otherwise specified in the related prospectus supplement, the master servicer will pay the trustee the trustee’s fee in respect of its obligations under the pooling and servicing agreement. The pooling and servicing agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust and will be held harmless against any loss, liability, expense or cost including, without limitation, attorneys fees and expenses (not including expenses and disbursements incurred or made by the trustee in the ordinary course of the trustee’s performance in accordance with the provisions of the pooling and servicing agreement) incurred by the trustee in connection with any pending or threatened legal action or arising out of or in connection with the acceptance or administration of its obligations and duties under the pooling and servicing agreement, the certificates or the custodial agreement, other than any loss, liability or expense (i) resulting from a breach of the obligations and duties of the master servicer under the pooling and servicing agreement (for which the trustee receives indemnity from the master servicer) or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee’s duties under the pooling and servicing agreement, the certificates or the custodial agreement or by reason of reckless disregard, of the trustee’s obligations and duties under the pooling and servicing agreement, the certificates or the custodial agreement.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of the certificates evidencing not less than a majority of the voting rights in the trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the Distribution Accounts. If the trustee is removed by holders of certificates, such holders will be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

The trustee and any director, officer, employee or agent of the trustee will be indemnified and held harmless against any loss, liability or expense as set forth in the pooling and servicing agreement.

THE CREDIT RISK MANAGER

If specified in the related prospectus supplement with respect to any series, Clayton Fixed Income Services Inc., or another entity may be appointed as credit risk manager for the issuing entity. The credit risk manager will monitor the performance of the servicers, and make recommendations to the servicers regarding certain delinquent and defaulted mortgage loans and will report to the depositor on the performance of such mortgage loans, pursuant to a credit risk management agreement to be entered into by the credit risk manager and the servicers and/or master servicer on or prior to the closing date. The credit risk manager will rely upon mortgage loan data that is provided to it by the servicers and/or master servicer in performing its advisory and monitoring functions. The credit risk manager will be entitled to receive a “Credit Risk Manager’s Fee” until the termination of the trust or until its removal by a vote of at least 66 2/3% of the certificateholders. Such fee will be paid by the trust and will be equal to an amount specified in the related prospectus supplement.

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued under the pooling and servicing agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the pooling and servicing agreement as executed will be filed by the depositor with the Securities and Exchange Commission (“SEC”) within fifteen days of the initial issuance of the certificates. The trust fund created under the pooling and servicing agreement will consist of: (i) all of the depositor’s right, title and interest in the mortgage loans, the related mortgage notes, mortgages and other related documents; (ii) all payments on or collections in respect of the mortgage loans due after the cut-off date or subsequent cut-off date, as applicable, together with any proceeds of the mortgage loans; (iii) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these mortgaged properties; (iv) the rights of the trustee under all insurance policies required to be maintained under the pooling and servicing agreement; (v) the rights of the depositor under the Mortgage Loan Purchase Agreement, the servicing agreements and the assignment; assumption and recognition agreements related to the servicing agreements; (vi) the Reserve Fund and any amounts on deposit in the Reserve Fund and any proceeds thereof; (vii) the Pre-Funding Account and the Capitalized Interest Account, if any, and any amounts on deposit in the Pre-Funding Account and the Capitalized Interest Account, if any, from time to time and, with respect to Capitalized Interest Account, if any, any proceeds thereof; and (viii) with respect to any insured certificates, the related financial guaranty insurance policy. Reference is made to the prospectus for important information in addition to that set forth in this free writing prospectus supplement regarding the trust fund, the terms and conditions of the pooling and servicing agreement and the offered certificates. The depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to 60 Wall Street, New York, New York 10005.

Each of the certificate insurer, if any, and the NIMS Insurer, if any, will be a third party beneficiary of the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement. In addition, the certificate insurer, if any, and the NIMS Insurer, if any, will have several rights under the Pooling and Servicing Agreement including, but not limited to, the rights set forth under “Risk Factors—Rights of the NIMS Insurer” in this free writing prospectus supplement.

Assignment of the Mortgage Loans

The depositor will acquire all of the mortgage loans included in the mortgage pool pursuant to a mortgage loan purchase agreement, the (“Mortgage Loan Purchase Agreement”), to be dated as of the cut-off date, between the sponsor and the depositor. The mortgage loans were previously purchased by the sponsor either directly or indirectly from the originators.

Pursuant to the terms of the Mortgage Loan Purchase Agreement, the sponsor will make certain representations and warranties with respect to the mortgage loans which the depositor will assign to the trustee for the benefit of the certificateholders and the certificate insurer, if any. If the sponsor breaches any of the representations and warranties with respect to any mortgage loan which materially and adversely affects (i) the value of any of the mortgage loans actually delivered or (ii) the interests of the certificateholders therein (without regard to the financial guaranty insurance policy, if any), the sponsor will be obligated to cure such breach in all material respects or repurchase the mortgage loan or any property acquired in respect thereof.

On the closing date, the depositor will transfer to the trust all of its right, title and interest in and to each mortgage loan, the related mortgage note, mortgage, assignment of mortgage in recordable form to the trustee and other related documents (collectively, the “Related Documents”), including all scheduled payments with respect to each such mortgage loan due after the Cut-Off Date. The trustee, concurrently with such transfer, will deliver the certificates to the depositor. Each mortgage loan transferred to the trust will be identified on a schedule delivered to the trustee pursuant to the pooling and servicing agreement. The mortgage loan schedule will include information such as the principal balance of each mortgage loan as of the cut-off date or subsequent cut-off date, as applicable, its mortgage interest rate as well as other information with respect to each mortgage loan.

The pooling and servicing agreement will require that, within the time period specified therein, the depositor will deliver or cause to be delivered to the trustee (or a custodian, as the trustee’s agent for such purpose) the original mortgages and original mortgage notes endorsed to the trustee on behalf of the certificateholders and the Related Documents. If such original is not available or is lost, the depositor may, in lieu of delivery of the original mortgage or mortgage note, deliver or cause to be delivered true and correct copies thereof, and, with respect to a lost mortgage note, a lost note affidavit.

On or prior to the closing date, the trustee or a custodian on its behalf will review the Related Documents pursuant to the pooling and servicing agreement. If any Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the sponsor by the trustee or receipt of any required custodial certification delivered by the related Custodian, the sponsor will be required to either (i) substitute for such mortgage loan pursuant to the pooling and servicing agreement; provided, however, that such substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee, the master servicer and the depositor in effect that such substitution will not disqualify any REMIC (as defined in the pooling and servicing agreement) as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code or (ii) purchase such mortgage loan at a price (the “Purchase Price”) equal to the outstanding principal balance of such mortgage loan as of the date of purchase, plus all accrued and unpaid interest thereon, at the mortgage interest rate from the date interest was last paid by the borrower to the next scheduled due date, plus the amount of any unreimbursed Advances and servicing advances made by the applicable servicer and/or the master servicer plus all unreimbursed costs and damages incurred by the trust and the trustee in connection with any violation of any such mortgage loan of any predatory or abusive lending law. The Purchase Price will be remitted to the securities administrator for deposit in the related Distribution Account (as defined herein) no later than the day prior to the related distribution date. The obligation of the sponsor to repurchase or substitute for a deleted mortgage loan is the sole remedy regarding any defects in the mortgage loans and Related Documents available to the certificateholders.

Voting Rights

Voting rights will be allocated as specified in the pooling and servicing agreement.

Pursuant to the terms of the pooling and servicing agreement, with respect to any series involving a certificate insurer, unless such certificate insurer has defaulted on its obligations under the related financial guaranty insurance policy and such default is continuing, the insured certificateholders will agree that the certificate insurer will be treated by the depositor, the master servicer, the trustee, the securities administrator and the sponsor as if the certificate insurer were the holder of the insured certificates for the purpose of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the insured certificateholders thereunder without any further consent of the holders of the insured certificates.

Any certificate insurer shall be subrogated to the rights of the holder of the related insured certificates to the extent of any payment by such certificate insurer under the related financial guaranty insurance policy.

Optional Termination

The circumstances under which the obligations created by the pooling and servicing agreement will terminate in respect of the certificates are described in “The Agreements—Termination; Retirement of the Securities” in the prospectus. The master servicer will have the right to purchase all remaining mortgage loans and any properties acquired in respect thereof and thereby effect early retirement of the certificates on any distribution date following the Due Period during which the aggregate principal balance of the mortgage loans and properties acquired in respect thereof remaining in the trust fund at the time of purchase is reduced to less than or equal to the percentage specified in the related free writing prospectus of the aggregate outstanding principal balance of the mortgage loans as of the cut-off date, or with respect to any pre-funded series, of the sum of the aggregate outstanding principal balance of the initial mortgage loans as of the cut-off date and the amount on deposit in the pre-funding account on the closing date; provided that the master servicer will be required to obtain the consent of any certificate insurer if the exercise of such right would cause a claim under the related financial guaranty insurance policy; and provided, further, that the optional termination will only occur if the purchase price is sufficient to pay all interest accrued on, as well as amounts necessary to retire the principal balance of, each class of notes issued pursuant to an indenture that are insured by the NIMS Insurer, if any. In the event the master servicer exercises its option, the purchase price payable in connection with the option will be equal to par with respect to the mortgage loans and the fair market value of all properties acquired by the trust in respect of any mortgage loans, plus accrued interest for each mortgage loan at the related mortgage rate to but not including the first day of the month in which the repurchase price is distributed, together with (to the extent not covered by the foregoing) all amounts due and owing to the trustee, any certificate insurer, the servicers, the master servicer, the custodians and the securities administrator as of the termination date. In the event the master servicer exercises this option, the purchase price, will be paid, to the extent of available funds, in accordance with the priorities set forth in the related free writing prospectus. In no event will the trust created by the pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. See “The Agreements—Termination; Retirement of the Securities” in the prospectus.

The securities administrator will be required to give notice of any termination to the certificateholders, upon which the certificateholders will surrender their certificates to the securities administrator for payment of the final distribution and cancellation. Such notice will be given by letter, mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, and will specify (i) the distribution date upon which final payment of the certificates will be made upon presentation and surrender of the certificates at the office of the securities administrator therein designated, (ii) the amount of any such final payment and (iii) that the record date otherwise applicable to such distribution date is not applicable, payments being made only upon presentation and surrender of the certificates at the office of the securities administrator therein specified.

In the event such notice is given in connection with the purchase of all of the mortgage loans by the master servicer, the master servicer will deliver to the securities administrator for deposit in the Distribution Account not later than the business day prior to the distribution date on which the final distribution on the certificates is made an amount in immediately available funds equal to the above-described termination price. The securities administrator will remit to the servicer, the master servicer, the trustee, the certificate insurer, if any, and the custodians from such funds deposited in the Distribution Account (i) any amounts which the servicers would be permitted to withdraw and retain from the Distribution Account as if such funds had been deposited therein (including all unpaid servicing fees and all outstanding P&I Advances and Servicing Advances) and (ii) any other amounts otherwise payable by the securities administrator to the master servicer, the trustee, any certificate insurer, if any, the custodians and the servicers from amounts on deposit in the Distribution Account pursuant to the terms of the pooling and servicing agreement prior to making any final distributions. Upon certification to the trustee by the securities administrator of the making of such final deposit, the trustee will promptly release or cause to be released to the master servicer the mortgage files for the remaining mortgage loans, and the trustee will execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

Upon presentation of the certificates by the certificateholders on the final distribution date, the securities administrator will distribute to each certificateholder so presenting and surrendering its certificates the amount otherwise distributable on such distribution date in respect of the certificates so presented and surrendered. Any funds not distributed to any holder or holders of certificates being retired on such distribution date because of the failure of such holder or holders to tender their certificates will, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering holder or holders. If any certificates as to which notice has been given are not surrendered for cancellation within six months after the time specified in such notice, the securities administrator will mail a second notice to the remaining non-tendering certificateholders to surrender their certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such certificates have not been surrendered for cancellation, the securities administrator will, directly or through an agent, mail a final notice to the remaining non-tendering certificateholders concerning surrender of their certificates. The costs and expenses of maintaining the funds in trust and of contacting such certificateholders will be paid out of the assets remaining in the trust funds. If within one (1) year after the final notice any such certificates have not been surrendered for cancellation, the securities administrator will pay to the depositor all such amounts, and all rights of non-tendering certificateholders in or to such amounts will thereupon cease. No interest will accrue or be payable to any certificateholder on any amount held in trust by the securities administrator as a result of such certificateholder’s failure to surrender its certificate(s) on the final distribution date for final payment thereof. Any such amounts held in trust by the securities administrator will be held uninvested in an Eligible Account.

In the event that the master servicer purchases all the mortgage loans or the final payment on or other liquidation of the last mortgage loan, the trust fund will be terminated in accordance with the requirements of the pooling and servicing agreement.

Reports to Certificateholders

On each distribution date, the securities administrator will make available to each certificateholder, any certificate insurer and the depositor a statement generally setting forth the information specified under “Description of the Securities—Reports to Securityholders” in the prospectus.

On each distribution date, the securities administrator will make the monthly statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the securities administrator’s internet website. Assistance in using the website can be obtained by calling the securities administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the securities administrator’s customer service desk and indicating such. The securities administrator will have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the securities administrator will provide timely and adequate notification to all above parties regarding any such changes.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports, in each case, if prepared and filed by the securities administrator with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act, will be made available on the website of the securities administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

In addition, within a reasonable period of time after the end of each calendar year, the securities administrator will, upon written request, prepare and deliver to each holder of a certificate of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

PREPAYMENT AND YIELD CONSIDERATIONS

General

The yield to maturity of each class of certificates will depend upon, among other things, the price at which such certificates are purchased, the applicable interest rate, the actual characteristics of the mortgage loans, the rate and timing of principal payments (including principal prepayments) on the mortgage loans and the rate of liquidations on the mortgage loans. The yield to maturity to holders of certain certificates will be lower than the yield to maturity otherwise produced by the applicable interest rate and purchase price of such certificates, because principal and interest distributions will not be payable to such certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings thereon with respect to such delay).

Because principal distributions are paid to certain classes of offered certificates before other classes, holders of classes of offered certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal. This is because the certificates having a later priority of payment will represent an increasing percentage interest in the trust fund during the period prior to the commencement of distributions of principal on these certificates.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a borrower’s default on a mortgage loan, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for repayment.

Principal Prepayments and Compensating Interest

When a borrower prepays a mortgage loan in full or in part, the borrower pays interest on the amount prepaid only to the date of prepayment, instead of for the entire month. In addition, when a borrower makes a partial principal prepayment, together with its scheduled monthly payment, the principal balance of the mortgage loan is reduced by the amount of the partial principal prepayment as of such due date. However, the additional principal is not distributed to the certificateholders until the distribution date in the month following the month of such partial principal prepayment.

The servicers will pay Compensating Interest in the manner and to the extent set forth in the related prospectus supplement to reduce the adverse effect on certificateholders from the deficiency in interest collected as a result of prepayments in full or in part on the mortgage loans.

In the event that a servicer fails to pay the amount of any Compensating Interest required to be paid by it on any distribution date, the master servicer will be required to pay such amounts up to the compensation payable to the master servicer on such distribution date.

To the extent that the amount allocated to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of a full or partial principal prepayment on a mortgage loan, such deficiency will be allocated to the certificates as described in the related free writing prospectus. In addition, any deficiencies in interest due to the application of the Relief Act will be allocated to the certificates on a pro rata basis according to the amount of interest to which each class of certificates would otherwise be entitled.

Rate of Payments

The rate of principal payments on the certificates entitled to payments of principal, the aggregate amount of distributions on those certificates and the yield to maturity of those certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the depositor or the sponsor).

Prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the class or classes of offered certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of the mortgage loans. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which the offered certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield. In the case of any such certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier prepayments of principal are made on the mortgage loans, the greater the effect on the yield to maturity of the offered certificates. As a result, the effect on an investors’ yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the yield to maturity on the offered certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties and servicing decisions. The interest only feature of any interest only loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the mortgage rates. However, as a mortgage loan with such a feature nears the end of its interest only period, the borrower may be more likely to refinance the mortgage loan, even if market interest rates are only slightly less than the Mortgage Rate in order to avoid the increase in the monthly payments to amortize the mortgage loan over its remaining life. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the certificates. See “Yield Considerations” in the prospectus.

Material Federal Income Tax Consequences

General

In the opinion of Thacher Proffitt & Wood LLP, counsel to the depositor, assuming compliance with the provisions of the pooling and servicing agreement, for federal income tax purposes, each of the REMICs established under the pooling and servicing agreement will qualify as a REMIC under the Code.

For federal income tax purposes (i) the residual certificates will represent the “residual interests” in each REMIC elected by the trust, (ii) the Offered Certificates and the Class CE Certificates (exclusive of any right of the holder of such certificates to receive payments from or any obligation to make payments to the reserve fund in respect of net WAC rate carryover amounts and any supplemental interest trust) and the Class P Certificates will represent the “regular interests” in, and will be treated as debt instruments of, a REMIC and (iii) each Class 2-A-1-2 Certificate and Class 2-A-1-6 Certificate additionally represents rights and obligations with respect to the related interest rate swap agreement. All prospective investors should review the discussion under “Federal Income Tax Consequences” in the prospectus.

The holders of the Offered Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting. Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

Certain Offered Certificates may be treated as having been issued with original issue discount (“OID”). The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes will be set forth in the related prospectus supplement. No representation is made that the Mortgage Loans will, in fact, prepay at this rate or any other rate. Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their certificates.

Additional Considerations for the Offered Certificates

The following discussion set forth in this section “Material Federal Income Tax Consequences—Additional Considerations for the Cap Certificates” in this free writing prospectus supplement describes the material federal income tax consequences to a holder of a Class 2-A-1-2 Certificate or Class 2-A-1-6 Certificate exclusive of the interest rate swap agreement corresponding to that certificate. See “Material Federal Income Tax Consequences—Additional Considerations for the Class 2-A-1-2 Certificates and the Class 2-A-1-6 Certificates” below.

Each Offered Certificate will be treated as representing (i) an undivided interest in a REMIC regular interest corresponding to that Offered Certificate and (ii) an interest in a limited recourse notional principal contract (the "Cap Contract"). The REMIC regular interest corresponding to a Offered Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on that Certificate except that certain adjustments will be made in determining the amount attributable to the REMIC regular interest. Any amount paid on a Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest, will be deemed to have been paid pursuant to the Cap Contract. Alternatively, any amount payable on the REMIC regular interest corresponding to a Offered Certificate in excess of the amount payable on the Offered Certificate will be treated as having been received by the holder of that Offered Certificate and then as having been paid by such holder pursuant to the Cap Contract. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a Offered Certificate may exceed the actual amount of distributions on the Offered Certificate.

Each beneficial owner of a Offered Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "General" above. In addition, each beneficial owner of a Offered Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to certain limitations. All prospective investors should review the discussion under “Federal Income Tax Consequences” in the accompanying prospectus. Prospective investors are encouraged to consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising the Offered Certificates.

This discussion assumes that the rights of the holders of the Offered Certificates to receive payments in excess of the amounts payable on the corresponding REMIC regular interest will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes. Treatment of such rights as a partnership interest could result in differing timing and character consequences to certificateholders and withholding tax consequences for certificateholders who are not U.S. Persons. Prospective investors are encouraged to consult their tax advisors regarding the appropriate tax treatment of the right to receive payments on a Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest.

Allocations

A beneficial owner of a Offered Certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and the Cap Contract component. The related prospectus supplement will provide the value, if any, attributed to the Cap Contract component for tax purposes. The Cap Contract is difficult to value, and the Internal Revenue Service could assert that the value of a Cap Contract component is greater than the value used for information reporting purposes. Prospective investors are encouraged to consider the tax consequences to them if the Internal Revenue Service were to assert a different value for the Cap Contract component.

Upon the sale, exchange, or other disposition of a Offered Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Offered Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon the disposition of a REMIC regular interest, see "Material Federal Income Tax Consequences" in the prospectus.

The Cap Contract Component

The portion of the overall purchase price of a Offered Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of a notional principal contract. Under one method—the level yield constant interest method—the price paid for a notional principal contract is amortized over the life of the notional principal contract as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Offered Certificate.

Any payments to a beneficial owner of a Offered Certificate in excess of the amount attributable to the REMIC regular interest will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.

Because a certificateholder will be required to include in income the amount deemed to have been paid by such holder pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of a Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

Status of the Offered Certificates

The REMIC regular interest component of Offered Certificates will be treated as assets described in Section 7701(a)(19) of the Code, and as "real estate assets" under Section 856(c)(4)(A) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of a Offered Certificate will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract component of the Offered Certificates will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(4)(A) of the Code. Further, any income attributable to the Cap Contract component will not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. As a result of the obligations represented by the Cap Contract components, the Offered Certificates generally may not be a suitable investment for a REMIC.

Additional Considerations for the Class 2-A-1-2 Certificates and the Class 2-A-1-6 Certificates

Each holder of a Class 2-A-1-2 Certificate or Class 2-A-1-6 Certificate will be treated for federal income tax purposes as having bought its proportionate share of the Class 2-A-1-2 REMIC regular interest, the Cap Contract described above and having entered into its proportionate share of the related interest rate swap agreement. Holders of the Class 2-A-1-2 Certificates and the Class 2-A-1-6 Certificates must allocate the price they pay for those certificates between their interests in the related REMIC regular interest, Cap Contract and interest rate swap agreement based on their relative market values. Such allocation will be used for, among other things, purposes of computing any original issue discount, market discount or premium on the Class 2-A-1-2 REMIC regular interest and the Class 2-A-1-6 REMIC regular interest.

Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code, such as REMIC regular interests. Therefore, holders of the Class 2-A-1-2 Certificates and the Class 2-A-1-6 Certificates will be unable to use the integration method provided for under such regulations with respect to such certificates.

Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the related interest rate swap agreement must be netted against payments made under the related interest rate swap agreement and deemed made or received as a result of any swap premium over the recipient’s taxable year and accounted for as a net payment, rather than accounted for on a gross basis. The resulting net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. Such deduction (including the amortization of the upfront payment) is treated as a miscellaneous itemized deduction, which, for individuals, is subject to limitations on deductibility, including that the deduction may not be used at all if the individual is subject to the alternative minimum tax. Prospective investors who are individuals should consult their tax advisors prior to investing in the Class 2-A-1-2 Certificates and the Class 2-A-1-6 Certificates, which may not be an appropriate investment for investors who are subject to limitations on the deductibility of miscellaneous itemized deductions.

Any amount of proceeds from the sale, redemption or retirement of a Class 2-A-1-2 Certificate or a Class 2-A-1-6 Certificate that is considered to be allocated to the holder's rights under the related interest rate swap agreement or that the holder is deemed to have paid to the purchaser would be considered a “termination payment” allocable to that Class 2-A-1-2 Certificate or Class 2-A-1-6 Certificate under Treasury regulations. A holder of a Class 2-A-1-2 Certificate or a Class 2-A-1-6 Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any swap premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the related interest rate swap agreement or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any swap premium received upon entering into or acquiring its interest in the related interest rate swap agreement. Gain or loss realized upon the termination of the related interest rate swap agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

The Class 2-A-1-2 Certificates and the Class 2-A-1-6 Certificates, representing a beneficial ownership in the related REMIC regular interest, Cap Contract and interest rate swap agreement, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the related interest rate swap agreement would be short term. If the holder of a Class 2-A-1-2 Certificate or a Class 2-A-1-6 Certificate incurred or continued to incur indebtedness to acquire or hold such Class 2-A-1-2 Certificate or Class 2-A-1-6 Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the related interest rate swap agreement.

LEGAL INVESTMENT ASPECTS

Unless otherwise specified in the related free writing prospectus, certificates will constitute “mortgage related securities” for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA; provided that the related mortgage loans are secured by first liens on the related mortgaged properties. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the certificates may be purchased by such investors. See “Legal Investment Matters” in the prospectus.

ERISA CONSIDERATIONS

A fiduciary of any Plan, any insurance company, whether through its general or separate accounts, or any other person investing Plan assets of any Plan, as defined under “ERISA Considerations” in the related base prospectus, should carefully review with its legal advisors whether the purchase or holding of certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the certificates by or on behalf of, or with plan assets of, a Plan may qualify for exemptive relief under the Exemption, as described under “ERISA Considerations” in the related base prospectus, provided that those certificates have received a rating from Standard & Poor’s, Moody’s, Fitch Ratings (or Fitch), Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS Limited), each referred to as an Exemption Rating Agency, that satisfies the rating requirement of the Exemption at the time of purchase, that the purchaser is an accredited investor and that the other requirements are met.

For so long as any related supplemental interest trust is in existence, each beneficial owner of a certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of such certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such certificate and the separate right to receive payments from each related supplemental interest trust are eligible for the exemptive relief available under Prohibited Transaction Class Exemption, or PTCE, 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “inhouse asset managers”).

Subsequent to the termination of all related supplemental interest trusts, if any, it is expected that the Exemption will apply to the acquisition and holding of a certificate by Plans if the conditions of the Exemption are met. A fiduciary of or other investor of Plan assets contemplating purchasing such certificate must make its own determination that the conditions described above will be satisfied.

Each beneficial owner of a subordinate certificate (or a senior support certificate, if applicable) or any interest therein acquiring such certificate after termination of all related supplemental interest trusts, if any, shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor; (ii) it has acquired and is holding such certificate in reliance on the Exemption, and it understands that there are certain conditions to the availability of the Exemption, including that, if applicable, the certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by an Exemption Rating Agency; or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Section V(e) of PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the securities administrator, the master servicer, the servicer, any subservicer, the underwriter and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

Any fiduciary or other investor of plan assets of a Plan that proposes to acquire or hold the certificates on behalf of or with plan assets of any Plan should consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the Exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment. See “ERISA Considerations” in the related base prospectus.

The sale of any of the certificates to a Plan is in no respect a representation by the depositor or the underwriters that such an investment meets all relevant legal requirements relating to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

MortgageIT Securities Corp. Mortgage Loan Trust
Mortgage Pass-Through Certificates
(Issuable in Series)

DB Structured Products, Inc.
Sponsor

MortgageIT Securities Corp.
Depositor

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

FREE WRITING PROSPECTUS SUPPLEMENT

Deutsche Bank Securities Underwriter

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May 17, 2007